Exhibit 10.5

LEASE AGREEMENT

(the “Lease”)

by and between

K & M ENTERPRISES,

a Tennessee general partnership

(“Landlord”)

and

COUNTRY MUSIC TELEVISION, INC.,

a Tennessee corporation

(“Tenant”)

dated

March 4, 2002

for

Third and Fourth Floors of Office Space

(containing

approximately 57,345 square feet of net rentable area)

and related parking

at The Commerce Street Building

330 Commerce Street

Nashville, Tennessee

i

ii

ARTICLE I

SUMMARY OF LEASE PROVISIONS AND EXHIBITS

SECTION 1.1 - Fundamental Lease Provisions:

DATE:	March 4, 2002

RENT COMMENCEMENT DATE:	October 1, 2002

TERMINATION DATE:	September 30, 2009

LANDLORD:	K&M Enterprises,
a Tennessee general partnership

ADDRESS OF LANDLORD:	2617 Grandview Avenue
Nashville, Tennessee 37211
Attn: Walter G. Knestrick

TENANT:	Country Music Television, Inc.,
a Tennessee corporation

ADDRESS OF TENANT:	See Section 10.1

BUILDING ADDRESS:	330 Commerce Street
Nashville, Tennessee

FIXED MINIMUM RENT:	Year 1 $917,520.00 or $76,460.00 per month ($16.00 psf)
Year 2 $940,458.00 or $78,371.50 per month ($16.40 psf)
Year 3 $963,396.00 or $80,283.00 per month ($16.80 psf)
Year 4 $986,334.00 or $82,194.50 per month ($17.20 psf)
Year 5 $1,009,272.00 or $84,106.00 per month ($17.60 psf)
Year 6 $1,032,210.00 or $86,017.50 per month ($18.00 psf)
Year 7 $1,055,148.00 or $87,929.00 per month ($18.40 psf)

NET RENTABLE AREA OF PREMISES:	Approximately 57,345 square feet

NET RENTABLE AREA OF BUILDING:	Approximately 114,690 square feet

TENANT’S PERCENTAGE:	50%

LEASE TERM:

From the Commencement Date as defined under Section 2.2 until September 30, 2009

OPTIONS:	Two (2) Five (5) Year Options to Renew

PERMITTED USE:	General Office, Television Production and all other legal uses

SECURITY DEPOSIT:	None

RULES AND REGULATIONS:	Attached

SECTION 1.2 - Effect of Summary and Reference to Fundamental Lease Provisions:

Each reference in this Lease to any of the Fundamental Lease Provisions contained in Section 1.1 shall be construed to incorporate all of the terms provided under such Fundamental Lease Provision.

SECTION 1.3 - Exhibits:

The exhibits listed in this Section and attached to this Lease are hereby incorporated in and made a part of this Lease:

Exhibit “A” - Legal Description

Exhibit “B” - Space Plans

Exhibit “C” - Description of Tenant’s Work. If not available as of the execution of this Lease,

Exhibit “C” shall be supplemented following the execution of this Lease with the final plans and drawings for construction of the Premises.

Exhibit “D” - HVAC Specifications

Exhibit “E” - Cleaning Specifications

Exhibit “F” - List of Parking Garages

Exhibit “G” - Form of Subordination, Non-Disturbance and Attornment Agreement

Exhibit “H” - Form of Retail Lease

ARTICLE II

PREMISES AND TERM

SECTION 2.1 - Premises:

(a)     Landlord hereby leases to Tenant and Tenant hires and takes from Landlord the premises (the “Premises”) comprising the entire Third and Fourth Floors of the , office building known as The Commerce Street Building, 330 Commerce Street, described Nashville, Tennessee (the “Building”) located within the parcel of air space (the “Parcel”) described on Exhibit “A” attached hereto. The Premises contain approximately 57,345 rentable square feet and are delineated on the Space Plans attached hereto as Exhibit “B”. Tenant is also granted rights of ingress and egress to the Premises and the Building through the elevator and lobby areas servicing the Building. The Premises are leased to Tenant subject to and with the benefits of the terms of this Lease, together with the appurtenances specifically granted in this Lease, but reserving and excepting to Landlord, provided the same do not interfere with Tenant’s occupancy of the Premises, (i) the use of the exterior faces of the walls (other than Tenant’s signage) and (ii) the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires through the Premises serving the other parts of the Building.

(b)     In addition, Landlord hereby leases to Tenant and Tenant hires and takes from Landlord sixty (60) parking spaces (the “CMT Parking”) on the top two (2) floors (the “Parking Area”) of the parking structure above which the Building is located, at a cost to Tenant of $90.00 per parking space per month ($5,400.00), to be paid with the Fixed Minimum Rent described in Article IV. The parking charge for the CMT Parking shall remain at $90.00 per parking space for the first Renewal Term. The parking charge for the CMT Parking during the second Renewal Term shall be 95% of the average monthly rate charged as of the commencement of the second Renewal Term by the three (3) parking garages identified on Exhibit “F” attached hereto. Landlord shall furnish card key entry to the Parking Area and shall provide sixty (60) card keys to Tenant for the CMT Parking. Tenant shall have the discretion to use such card keys for its employees, agents, visitors and guests. Landlord shall not issue more card keys than parking spaces that exist within the Parking Area.

(c)     In addition to the CMT Parking, Landlord hereby leases to Tenant and Tenant hires and takes from Landlord the remaining parking spaces (the “Additional Spaces”) located in the Parking Area, at a cost to Tenant of $75.00 per parking space per month, to be paid with the Fixed Minimum Rent described in Article IV. Landlord estimates that there will be 69

Additional Spaces. Tenant shall only be obligated to pay for the number of Additional Spaces provided. The parking charge for the Additional Spaces shall remain at $75.00 per parking space throughout the term of the Lease. Landlord shall provide a card key to Tenant for each of the Additional Spaces. Landlord shall have the right to withdraw (i) all or (ii) thirty (30) (but not any other number) of the Additional Spaces from Tenant at any time prior to March 31, 2004 upon providing Tenant with at least 60 days’ prior written notice. Tenant shall have the ongoing right to return all or any portion of the Additional Spaces to Landlord effective at any time after March 31, 2004 upon providing Landlord with at least 60 days’ prior written notice.

SECTION 2.2 - Term; Renewal Terms:

The term of this Lease shall commence following the date of the execution of this Lease (the “Commencement Date”), Rent shall commence (the “Rent Commencement Date”) on October 1, 2002 and the term of the Lease shall end at noon on September 30, 2009 (the “Termination Date”). Tenant shall have the right following completion of the Tenant’s Work (as defined in Article III herein) to occupy the Premises and to open for business prior to the Rent Commencement Date in accordance with the provisions of Section 3.2 hereof.

Provided Tenant shall then be in compliance with all of the terms and conditions of this Lease, Landlord grants to Tenant two (2) options to renew (each a “Renewal Option” and collectively the “Renewal Options”) the term of this Lease for a period of sixty (60) additional months each (each a “Renewal Term” and collectively the “Renewal Terms”). Tenant shall exercise each Renewal Option by delivering written notice of such election to Landlord at least two hundred seventy (270) days prior to the expiration of the term of this Lease then in effect. The renewal of this Lease shall be upon the same terms and conditions of this Lease, except (i) the Fixed Minimum Rent during each Lease Year of the first Renewal Term shall be an amount equal to the Fixed Minimum Rent payable for the most recent Lease Year increased by $.40 per square foot as increased annually during the initial term of the Lease (or $18.80 per square foot for Year 1, $19.20 per square foot for Year 2, $19.60 per square foot for Year 3, $20.00 per square foot for Year 4, and $20.40 per square foot for Year 5 of the first Renewal Term); and (ii) the Fixed Minimum Rent payable for the second Renewal Term shall be at ninety five percent (95%) of the Prevailing Rent, and the Base Year for purposes of Tenant’s Pro-Rata Percentage of Operating Expenses shall be revised from calendar year 2003 to the first full calendar year of the second Renewal Term. The Prevailing Rent shall be determined in accordance with the procedure set forth in the next paragraph. As used in this Lease, “Prevailing Rent” for the Premises shall mean the effective base rental rate per rentable square foot per annum, that would be received in arms’ length transactions by landlords renting comparable office space in comparable buildings (i.e., as to age, location and quality) in equally desirable parts of the downtown Nashville central business district to tenants in new direct (or, where applicable, similar renewal or expansion) transactions as of the date a determination of Prevailing Rent is required pursuant to the terms hereof, adjusted to reflect the then-current value of the following costs and expenses, if applicable at the time, and to the extent saved by Landlord (and not already taken into account in the comparable rental rates) (i) cooperating broker leasing commissions, (ii) allowances toward the cost of tenant improvements, (iii) rental abatements, and (iv) other concessions customary at that time. Such data regarding applicable transactions shall be derived from transactions during the twelve (12) month period immediately preceding Tenant’s notice of its intent to exercise its option, with data from more recent transactions having precedence over data from less recent transactions

In the event Tenant elects to exercise the second Renewal Option as set forth above, Landlord shall, within twenty (20) days after receipt of Tenant’s notice of exercise, notify Tenant in writing of the Fixed Minimum Rent payable for the second Renewal Term (“Proposed Renewal Rental”). Tenant shall within twenty (20) days following delivery of the Proposed Renewal Rental by Landlord notify Landlord in writing of the acceptance or rejection of the Proposed Renewal Rental. If Tenant accepts Landlord’s proposal, then the Proposed Renewal Rental shall be the rental rate in effect during the second Renewal Term. Failure of Tenant to respond in writing during the aforementioned twenty (20) day period shall be deemed a rejection by Tenant of the Proposed Renewal Rental. Should Tenant reject (or be deemed to have rejected) Landlord’s Proposed Renewal Rental during such twenty (20) day period, then the Fixed Minimum Rental for the second Renewal Rental shall be 95% of the Prevailing Rent determined as follows:

1.

Within five (5) business days after the expiration of the second twenty (20) day period, Landlord shall send written notice to Tenant designating the name of the Landlord’s independent, third party real estate broker in the Nashville, Tennessee area having no less than ten (10) years experience in commercial leasing and who is recognized as ethical and reputable within his or her field, with such arbitrator using the standards described herein for Prevailing Rent (“Landlord’s Arbitrator”).

2.

Within five (5) business days of receipt of Landlord’s notice designating its third party real estate broker, Tenant shall notify Landlord of the name of Tenant’s independent, third party real estate broker in the Nashville, Tennessee area having no less than ten (10) years experience in commercial leasing and who is recognized as ethical and reputable within his or her field, with such arbitrator using the standards described herein for Prevailing Rent (“Tenant’s Arbitrator”).

3.

Within ten (10) business days after the appointment of Tenant’s Arbitrator, both Landlord’s Arbitrator and Tenant’s Arbitrator shall appoint a third independent, real estate broker in the Nashville, Tennessee area having no less than ten (10) years experience in commercial leasing and who is recognized as ethical and reputable within his or her field, with such arbitrator using the standards described herein for Prevailing Rent (“Third Party Arbitrator”).

4.

As promptly as possible, but no later than thirty (30) days after the appointment of the Third Party Arbitrator, each of the three arbitrators shall submit to Landlord and Tenant his/her determination of the Prevailing Rent. In determining Prevailing Rent, the parties (or brokers, as applicable) shall take into account all terms and conditions of the Lease. The average of the closest two of such determinations shall be the Prevailing Rent for the second Renewal Term.

5.

If either party shall fail to appoint an arbitrator having the aforesaid qualifications, within the time periods specified above, the arbitrator appointed by the other party shall alone proceed to determine the Prevailing Rent. If Landlord’s Arbitrator and Tenant’s Arbitrator are unable to agree on the Third Party Arbitrator, within the time period specified above, the Third Party Arbitrator shall, at the election of either party, be appointed by the American Arbitration Association (or any successor organization thereto), or in the event of its refusal, failure or inability to act within such time period, by a court of competent jurisdiction. The determination of the Prevailing Rent made pursuant to the preceding portions of this paragraph shall be conclusive and binding on the parties, and final and non-appealable judgement thereon may be entered in any court of appropriate jurisdiction.

6.	Each party shall bear the cost of its arbitrator and one half of the cost of the Third Party Arbitrator.

7.	Each party shall be entitled to present evidence and arguments to the arbitrator(s).

8.	Each arbitrator shall be required to give written notice to the parties stating his/her determination, and shall furnish to each party a signed copy of such determination.

The parties acknowledge the importance of completing the determination of the Prevailing Rent as expeditiously as possible. Accordingly, the parties agree to instruct their respective arbitrators to appoint the Third Party Arbitrator within ten (10) business days after the appointment of Tenant’s Arbitrator and to instruct the three arbitrators to make their final determinations of the Prevailing Rent within thirty (30) days after the appointment of the Third Party Arbitrator.

SECTION 2.3 - Completion and Occupancy:

2.3.1   Subject to the performance of Landlord’s Work (as hereinafter defined) and as otherwise set forth herein, Tenant acknowledges that it is leasing the Premises on an “as-is” basis and that all tenant improvement costs requested or desired shall be made by Tenant at its sole cost. Landlord hereby grants Tenant the right to demolish the existing improvements in the Premises, including but not limited to the dismantling and removal of the demountable wall systems. Landlord shall deliver the 30 ton Trane rooftop unit (the “Supplemental Unit”) to Tenant in good operating order and condition; it being understood that Tenant shall have no right to utilize the other existing rooftop HVAC equipment. Tenant shall endeavor to complete the Tenant’s Work set forth in Article III hereof and to have the Premises ready for occupancy on or before the specific date hereinbefore designated for the Rent Commencement Date. If the Premises are not ready for the Tenant’s occupancy on said specific date, other than due to the failure of Landlord to timely complete Landlord’s Work, then this Lease shall not be affected thereby and Tenant shall not have any claim against Landlord or any claim that Fixed Minimum

Rent shall not be due on the Rent Commencement Date, and Landlord shall have no liability to Tenant, by reason of any such postponement of such specific date.

Landlord shall be responsible for (i) removing from the Premises all kitchen equipment and loose furniture and equipment located in the Premises (including but not limited to all free standing chairs, file cabinets, desks, credenzas and book cases) and (ii) in the Training Room located in the Premises, for dismantling and removing all fixtures, built-in and free standing desks, and the podium (collectively, the “Initial Work”). Landlord shall complete the Initial Work within thirty (30) days of the execution of this Lease.

In addition to the Initial Work, Landlord shall be responsible to remove the vault from the Premises (the “Vault Removal”). Landlord shall use its best efforts to complete the Vault Removal within thirty (30) days of the execution of this Lease.

The Building currently includes an internal stairwell between the second and third floors of the Building. In addition to the Initial Work and the Vault Removal, Landlord shall be responsible to (i) close off the internal stairwell so that the Premises shall be secure from the other floors of offices in the Building and (ii) ensure HVAC capacity in order to comply with the performance specifications set forth in Exhibit “D” attached hereto (collectively, the “Supplemental Work”). (The Initial Work, the Vault Removal and the Supplemental Work are hereinafter collectively referred to as the “Landlord’s Work.”) Within thirty (30) days of the execution of this Lease, Landlord shall provide Tenant with copies of all plans and drawings for the Supplemental Work for Tenant’s review and approval, which approval shall not be unreasonably withheld. Tenant shall complete its review and approval of said plans and drawings within seven (7) business days after receipt. In performing the Supplemental Work, Landlord shall comply with all applicable fire safety regulations related to the stairwell. Landlord shall complete the Supplemental Work no later than May 31, 2002.

Landlord shall notify Tenant when the Initial Work, the Vault Removal and the Supplemental Work, respectively, is completed. Following each such notice of completion, Tenant shall have the right to inspect the work and notify Landlord of any objection or inadequacy of the work within fifteen (15) days after Landlord’s notice to Tenant of its completion. Following receipt of such notice, Landlord shall have a right to correct any objection contained in such notice from Tenant or other deficiency raised by Tenant as to the adequacy of such work. In the event Tenant fails to so notify Landlord within said fifteen (15) day period, Tenant shall be deemed to have accepted such work as complete. Following completion of the Initial Work, Tenant shall have access to the Premises for commencement of the Tenant’s Work and installation of Tenant’s furniture and other improvements.

If Landlord fails to complete the Initial Work, the Vault Removal or the Supplemental Work, respectively, within the respective times set forth herein, Tenant shall have the right to complete such work at the expense of Landlord, and Landlord shall reimburse Tenant for all costs incurred in connection therewith promptly upon demand.

2.3.2   The Premises shall be conclusively deemed ready for Tenant’s occupancy as soon as (i) a certificate (temporary or final) permitting occupancy of the Premises has been issued by the governmental authority having jurisdiction, and (ii) the work to be done by Tenant (referred to on Exhibit “C” annexed hereto and made a part hereof) in the Premises have been substantially completed by Tenant in accordance with the obligations assumed by Tenant hereunder. If not available as of the execution of this Lease, Exhibit “C” shall be supplemented following the execution of this Lease with the final plans and drawings for construction of the Premises. Landlord shall’ cooperate with Tenant in obtaining a certificate of occupancy for the Premises. Tenant acknowledges that other than (i) Landlord’s initial review of the Tenant’s final plans and drawings as set forth herein and (ii) completion of the Landlord’s Work, Landlord shall have no responsibility for completion of the construction or renovation of the Premises, or the compliance of the Tenant’s Work with all local, state and federal laws and regulations including without limitation the Americans with Disabilities Act (ADA). The Premises shall not be deemed to be unready for Tenant’s occupancy or incomplete, nor shall the Rent Commencement Date be delayed, for any reason related to the details of construction, decorations or mechanical adjustments required to be done in the Premises, or if the delay in the availability of the Premises for occupancy shall be due to special work, changes, alterations or additions of Tenant in the layout or finish of the Premises or any part thereof, unless due to Landlord’s acts.

2.3.3   Tenant prior to commencement of construction of the Tenant’s Work shall make timely submission to Landlord of the final plans and drawings referred to in Exhibit “C” for Landlord’s review and approval, which approval shall not be unreasonably withheld, delayed or conditioned. For Tenant’s Work consisting only of the office space on the third and fourth floors (but not the lobby area and Building exterior), Landlord’s failure to approve plans and drawings on any grounds other than code compliance issues and for building structure reasons, shall be deemed unreasonable. Landlord shall complete its review and approval of said plans and drawings within seven (7) business days after receipt. If not available as of the execution of this Lease, Exhibit “C” shall be supplemented following the execution of this Lease with the final plans and drawings for construction of the Premises.

ARTICLE III

CONSTRUCTION

SECTION 3.1 - Construction of Premises; Tenant’s Work:

Tenant acknowledges that, subject to the Landlord’s Work, it is leasing the Premises in its “as-is” condition and Landlord shall have no responsibility to renovate or construct any portion of the Premises for Tenant’s use. Tenant shall perform all of the work (the “Tenant’s Work”) with respect to the Premises on behalf of Tenant as set forth in the description of the Tenant’s Work attached hereto as Exhibit “C”. Tenant shall have the right to use the services of any licensed and reputable contractors, subcontractors, architects, engineers and other consultants it deems necessary and appropriate, at its sole discretion for completion of the Tenant’s Work, which it deems necessary and appropriate, at its sole discretion. During its performance of Tenant’s Work, Tenant shall be afforded access to the Premises through the lobby of the Building and shall be permitted to use the top floor of the Parking area as a staging area. Tenant shall not be charged for electricity, HVAC, elevators or the use of the freight dock during its performance of Tenant’s work.

Following completion of Tenant’s Work, Tenant shall furnish to Landlord a certified statement of the final cost of Tenant’s Work and such other reasonable information that Landlord shall request in connection therewith.

SECTION 3.2 - Early Commencement Date:

If Tenant has substantially completed the Tenant’s Work prior to the specific date mentioned in Section 2.2 hereof, Tenant shall have the right to enter into possession of the Premises. Under such circumstances, the term of the Lease shall commence on such date the Tenant occupies the Premises and conducts business therein (the “Early Commencement Date”). Tenant shall not pay any Fixed Minimum Rent prior to the Rent Commencement Date despite such early occupancy; however, Tenant shall pay its Pro Rata Percentage of the Proforma Operating Expenses of the Building (as defined in Section 4.4) from and after the date of the Early Commencement Date until the Rent Commencement Date.

SECTION 3.3 - Ownership of Improvements:

All Tenant’s Work, installations, alterations, additions or improvements (the “Improvements”) upon the Premises made by either party shall become the property of the Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or sooner termination of the term of the Lease. Landlord may require Tenant to remove any structural alterations made by Tenant as part of the Tenant’s Work by giving notice of such requirement to Tenant at the time Landlord grants its consent to such alterations. Movable office furniture, office equipment and trade fixtures which are installed by Tenant at its expense shall remain the property of Tenant and may be removed at any time prior to the expiration of the term of the Lease, provided Tenant promptly repairs any damage caused by such removal.

ARTICLE IV

RENT

SECTION 4.1 - Payment:

All Fixed Minimum Rent and other charges, including payment of all parking expenses, payable to Landlord under any provision of this Lease shall be paid to Landlord, or as Landlord may otherwise designate, in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment at the Address of Landlord or at such other place as Landlord in writing may designate, without any set-off or deduction whatsoever, except as otherwise set forth herein, and without any prior demand therefor. In addition to the payment of Fixed Minimum Rent and other charges, Tenant shall also pay to Landlord, at the time of payment of such Fixed Minimum Rent and other charges, all sales, use or occupancy taxes or lease taxes payable by virtue of any such payments to the extent such taxes are required in Nashville, Tennessee to be paid by Tenant as a result of Tenant’s occupancy.

SECTION 4.2 - Fixed Minimum Rent:

Tenant shall pay the annual Fixed Minimum Rent in equal monthly installments in advance on the first day of each calendar month included in the term of the Lease. Fixed Minimum Rent shall be due as follows:

Year 1 $917,520.00 or $76,460.00 per month ($16.00 psf)

Year 2 $940,458.00 or $78,371.50 per month ($16.40 psf)

Year 3 $963,396.00 or $80,283.00 per month ($16.80 psf)

Year 4 $986,334.00 or $82,194.50 per month ($17.20 psf)

Year 5 $1,009,272.00 or $84,106.00 per month ($17.60 psf)

Year 6 $1,032,210.00 or $86,017.50 per month ($18.00 psf)

Year 7 $1,055,148.00 or $87,929.00 per month ($18.40 psf)

The first monthly installment of Fixed Minimum Rent shall be due on the Rent Commencement Date.

SECTION 4.3 - Adjustment of Fixed Minimum Rent: N/A.

SECTION 4.4 - Operating Expenses:

4.4.1   Beginning as of January 1, 2004, in addition to the Fixed Minimum Rent, Tenant shall pay to Landlord Tenant’s Percentage (as such term is hereinafter defined) of the increase in Operating Expenses (as such term is hereinafter defined) paid in any calendar year occurring during the term of the Lease which is in excess of the greater of (i) $7.25 per rentable square foot contained in the Premises (the “Proforma Operating Expenses”) and (ii) the actual Operating Expenses paid in Calendar Year 2003 (the “Base Year”). As used herein, “Tenant’s Percentage” shall mean the percentage of the net rentable area of the Building that the net rentable area of the Premises comprises, which percentage as of the Commencement Date is fifty percent (50%). The Operating Expenses for the Base Year and all subsequent years shall assume a ninety-five percent (95%) occupancy for the Building. Tenant agrees to pay its share of the increase in Operating Expenses over the Base Year, as additional rent, in monthly payments in advance during the term of this Lease as may be reasonably estimated by Landlord. Within thirty (30) days of the end of each calendar year, Landlord shall advise Tenant of Tenant’s share of the Operating Expenses payable for such year as computed in good faith, without duplication, by Landlord. If there shall have been an underpayment by Tenant, Tenant shall forthwith pay the difference, and if there shall be an overpayment by Tenant, Tenant shall be given a credit towards the next due payment(s) of its share of Operating Expenses. Operating Expenses payable by Tenant during the first Renewal Term shall continue to use the same Base Year. The Base Year for the second Renewal Term shall be the first complete calendar year of the second Renewal Term.

4.4.2   “Operating Expenses” shall mean and include, with respect to a particular Leasehold Year, the total dollar amount of all costs and expenses reasonably and necessarily paid by Landlord because of or in connection with the ownership, control, operation, repair, management, replacement, cleaning or maintenance of the Premises or Building, all related improvements thereto or thereon and all machinery, equipment, fixtures and other facilities, including personal property, as may now or hereafter exist in or on the Premises or Building. Operating Expenses shall include, without limitation, the following: (a) The portion of wages, salaries, fees, related taxes, insurance costs, benefits (including amounts payable under medical, pension and welfare plans and any amounts payable under collective bargaining agreements) and reimbursement of expenses of or relating to all personnel to the extent of services specifically rendered or performed in operating, repairing, managing, replacing, cleaning and maintaining the Premises and Building; (b) All supplies and materials used in operating, repairing, cleaning and. maintaining the Premises and Building, excluding the replacement of light bulbs/tubes in the Premises, the cost of which shall be Tenant’s responsibility hereunder; (c) Legal and accounting fees paid to unrelated third parties; (d) Costs of all utilities for the Premises and Building, which Landlord is required to pay, including, without limitation, water, sewer, power, fuel, beating, lighting, air conditioning and ventilating; (e) Fees and other charges payable under or in respect of all maintenance, repair, cleaning, garbage removal and other service agreements for or pertaining to the Premises and Building; (f) Cost of all insurance premiums covering the Premises and Building, its occupancy or operations; (g) Cost of repairs and maintenance of the Building, excluding only such costs which are paid by the proceeds of insurance, or are paid wholly by Tenant to third parties or wholly by other than Landlord or Tenant to third parties; (h) Real estate maintenance costs for the Premises and Building; (i) Security services for the Premises and Building; (j) Computer and electronic data processing equipment and services costs relating to the operation, maintenance and management of the Building; (k) Management fees of Landlord or Landlord’s designated property management company for the Premises and Building (which fees shall not exceed three and one half percent (3.5%) of the fixed minimum rent payable by all tenants in the Building); (l) Real Estate Taxes (as hereinafter defined); (m) All license fees, permit fees, drainage or easement fees, joint access/landscape fees, joint utility fees, restrictive covenant assessments or similar fees, and other fees and expenses required to be paid by Landlord in connection with the operation and leasing of the Premises and Building; and (n) All other costs and expenses which are related to, or incidental to, or reasonably necessary, appropriate or desirable in connection with the management, operation and maintenance of the Building. At the commencement and upon termination of the term of the Lease, Operating Expenses will be appropriately prorated to reflect the portion of the term for which the same have been paid or incurred. Operating Expenses shall not include debt service payments or the cost of Capital Investment Items except as provided herein in this Section 4.4. Operating Expenses shall also not include the following:

1.     Real property taxes or increases thereto attributable to transfer of the Building or any interest therein or the land upon which the Building is situated or in Landlord, or a refinancing thereof or franchise, inheritance or capital stock taxes imposed upon or measured by the income or profits of Landlord.

2.     Depreciation or amortization.

3.     The cost of any item or expense, which, in accordance with generally accepted accounting principles is, or should be, capitalized on the books of Landlord.

4.     The cost of any alterations, additions, changes or decorations which are made in order to prepare any space for tenant occupancy, whether new or continued.

5.     The general overhead of Landlord and labor costs (including salaries, wages, bonuses, medical, surgical and general welfare benefits (including life insurance), pension and union and general welfare payments and other fringe benefits, severance and sick day payments and social security and payroll taxes) and all other compensation of all administrative personnel, officers, executives and staff members of Landlord or Landlord’s agents above the grade of building manager.

6.     Any accrued and unfunded pension or other benefits for any personnel.

7.     Any rent, additional rent, imposition or other charge under any lease (including any ground or “sandwich lease”) or sublease to or assumed by Landlord.

8.     Any cost which would otherwise be an Operating Expense to the extent the same is reimbursable to Landlord by proceeds of insurance, condemnation award, refund, credit, warranty, service contract, any tenant (including Tenant) of the Building (except reimbursement pursuant to provisions in the nature of this Section) or otherwise.

9.     Brokerage and leasing commissions, legal costs (including attorneys’ fees and disbursements), space planning or architectural or engineering fees, closing costs and expenses and transfer and similar taxes incurred in leasing or procuring tenants for the Building, including Tenant, or in connection with any mortgaging, financing, refinancing, transfer, sale of the Property or any part thereof or interest therein, or entering into or extending or modifying any lease, including this Lease, or sublease to or assumed by Landlord.

10.     The cost incurred by Landlord in performing work or furnishing any service to or for a tenant of space in the Building (including Tenant) at such tenant’s cost and expense.

11.     Any amount paid to any affiliate of Landlord to the extent any such amount is unreasonable or otherwise in excess of the amount which would be paid in the absence of such relationship.

12.     Advertising, marketing or promotional expenditures.

13.     The cost of the acquisition or leasing of any artwork or sculptures (other than the costs of maintaining, insuring and securing same).

14.     The cost of any construction or reconstruction of the Building.

15.     Accounting fees, other than those incurred in connection with the operation of the Property and the preparation of statements required pursuant to the provisions of this Lease and similar provisions or other leases of space in the Building.

16.     Costs and expenses (including court costs, attorneys’ fees and disbursements) related to or arising under or in connection with disputes with Tenant or any lender, or disputes which result in punitive damages being assessed against Landlord, or disputes relating to clams of personal injury or property damage.

17.     Any costs incurred in the removal, containment, encapsulation, or disposal of or repair or cleaning (or monitoring) of areas affected by (a) any hazardous material or (b) any asbestos.

18.     Any cost or expense incurred in connection with correcting latent defects or inadequacies in the Building.

19.     Late fees, penalties, interest charges or similar costs incurred by Landlord.

20.     Costs of complying with Americans with Disabilities Act and any other governmental regulation.

21.     Debt service payments.

22.     Electricity for which any tenant is separately metered or submetered and pays Landlord or Utility provider directly.

23.     Bad debt or rent loss.

24.     Costs for entertainment, gifts, and travel expenses.

25.     Costs of validated parking.

26.     Voluntary contributions.

27.     Costs of maintaining and operating parking garage.

For the purposes of this Section 4.4, the term “Real Estate Taxes” shall mean and include, unless otherwise specified, all federal, state, and local government taxes, assessments and charges of any kind or nature, whether general, special, ordinary or extraordinary, paid by, imposed upon or assessed against Landlord or the Premises or Building during each Leasehold Year of the term of the Lease with respect to the ownership, management, operation, maintenance, repair or leasing of the Premises or Building. Taxes shall include, without limitation, real property taxes and assessments, sewer assessments, charges, sales and use taxes, ad valorem taxes, personal property taxes, and all other taxes, assessments and charges in lieu of, or substituted for, any of the foregoing taxes, assessments and charges. Taxes shall not include any federal, state or local government income, franchise, capital stock, inheritance or estate taxes, except to the extent such taxes are in lieu of or a substitute for any of the taxes, assessments or charges previously described herein. Taxes shall also include the amount of all fees, costs and expenses (including without limitation, attorneys’ fees and court costs) paid or incurred by Landlord each Leasehold Year in seeking or obtaining any refund or reduction of taxes or for contesting or protesting any imposition of taxes, whether or not successful and whether or not attributable to taxes assessed, paid or incurred in such Leasehold Year. At the commencement and upon the termination of the term of the Lease, Taxes then paid or assessed will be appropriately prorated to reflect the portion of the period covered by such Taxes included within the term and if the amounts of Taxes then assessed but not then due are not known, the Tenant shall pay to Landlord the appropriately prorated portion of such Taxes based upon the amounts due in the previous tax year.

Notwithstanding anything contained herein to the contrary, Tenant’s share of “Controllable Expenses” (as hereinafter defined) in any one calendar year shall not be increased by more than three and one-half percent (3.5%) from the previous calendar year. “Controllable Expenses” shall mean all Operating Expenses other than Real Estate Taxes, municipal or other governmental charges of any kind, utilities, ice and snow removal, insurance costs, and charges for trash dumpster removal. In the event the Consumer Price Index (seasonally adjusted United States City Average For All Items For All Urban Consumers” (1982-84=100) published monthly in the “Monthly Labor Review” of the Department of Labor) (“CPI”) increases by more than five percent (5%) in any given calendar year, then the three and one-half percent (3.5%) limit as provided herein shall be converted to such CPI rate for such calendar year.

Within three (3) months following the end of the Base Year and each calendar year thereafter, Landlord shall provide to Tenant a line-item statement prepared by a certified public accountant (the “Statement”), which shall state the Operating Expenses on a line-item basis as to the general categories of Operating Expenses, and which shall be given to Tenant in a consistently similar line-item basis from year to year. Tenant, upon written request to Landlord, shall be provided with an additional itemized cost analysis in reasonable detail and shall have the right to have its accountant review the records in support of Landlord’s cost analysis, at Tenant’s expense. In the event the audit results in a finding that Landlord has overcharged Tenant by five percent (5%) or more as to any calendar year, Landlord shall pay the reasonable cost of said audit; provided, however, Tenant shall provide Landlord with thirty (30) days advance written notice of Tenant’s intent to have an audit performed on such records and to give Landlord an opportunity to perform its own audit to review and correct any reasonable mistakes.

SECTION 4.5 - Late Payment Penalty:

A penalty of four percent (4%) per month of the Fixed Minimum Rent and parking charges and any additional rent due to increases in Operating Expenses provided for in this Lease which is not paid within five (5) business days from the date due shall be assessed to Tenant.

SECTION 4.6 - Additional Rent:

In addition to the Fixed Minimum Rent, parking charges and any additional rent due to increases in Operating Expenses, all other payments to be made hereunder by Tenant shall be deemed to be and shall become additional rent hereunder, whether or not the same be designated as such, and, unless another time shall be herein expressly provided for the payment thereof, the same shall be due and payable within thirty (30) days of demand, and Landlord shall have the same remedies for failure to pay the same as for the nonpayment of Fixed Minimum Rent.

SECTION 4.7 Rent for a Partial Month:

For any portion of a calendar month at the beginning or end of the term of the Lease, Tenant shall pay 1/30th of the monthly installment of Fixed Minimum Rent and additional rent for each day of such portion of a month payable in advance at the beginning of such period.

ARTICLE V

UTILITY SERVICES

SECTION 5.1 - Utilities:

Landlord agrees to furnish to the Premises during generally recognized business days, and for the hours of 8:00 a.m. to 7:00 p.m., Monday through Friday and 8:00 a.m. to 12:00 noon on Saturday (“Normal Business Hours”), exclusive of nationally recognized holidays, subject to the Rules and Regulations of the Building, heating, ventilation and air conditioning (“HVAC”) for the comfortable use and occupancy of the Premises and in accordance with the performance specifications attached hereto as Exhibit “D”.

If Tenant desires HVAC at any time outside of Normal Business Hours (“After-Hours HVAC”), Landlord shall furnish such service upon reasonable notice from Tenant and Tenant shall pay the entire cost thereof within thirty (30) days of receipt of a statement from Landlord, which statement shall set forth such information necessary for Tenant to verify that the cost charged to Tenant does not exceed Landlord’s actual cost of operating After-Hours HVAC to the Premises. Landlord’s rate for After-Hours HVAC shall not exceed rates for After-Hours HVAC then being charged by first class office buildings in the central business district for Nashville, Tennessee.

Landlord shall provide adequate electrical wiring, equipment, facilities and electricity to the Premises for Tenant’s lighting, normal desk top office equipment, including but not limited to personal computers, printers, scanners and normal copying equipment, television and multimedia and editing equipment. Landlord shall also maintain and keep lighted the Parking Area, common stairs, common entries and restrooms in the Building in the manner and to the extent deemed by Landlord to be standard.

In the event that Tenant requires electricity in amounts which are in excess of the amounts described herein (“Excess Electric Usage”), Landlord shall furnish such service upon reasonable notice from Tenant and Tenant shall pay as additional rent a reasonable sum as reimbursement for the direct cost of such Excess Electric Usage. Said additional rent shall be due and payable within thirty (30) days of receipt of an invoice from Landlord therefor. Any additional equipment, feeders or risers necessary to supply electrical requirements in excess of the amount to be provided by Landlord pursuant to this subsection shall be supplied by Landlord at the expense of Tenant, provided such installations will not in Landlord’s judgment, overload the electrical system of the Building or entail excessive or unreasonable alterations to the Building or the Premises. Excess Electric Usage shall include (i) machinery, lighting fixtures or equipment in the Premises having an electrical load in excess of 8 watts per square foot of rentable area of the Premises or occupancy in excess of one person per 200 square feet of rentable area of the Premises, or any item of electrical equipment which (singularly) exceeds the electrical capacity of the risers serving the Premises, (ii) any electricity used or consumed by Tenant on the roof of the Building or related to Tenant’s signage, and (iii) any material use of electricity by Tenant beyond Normal Business Hours. All electricity for the Supplemental Unit shall be separately metered at Tenant’s expense and paid for by Tenant. Additionally, in the event that Tenant builds a central studio equipment room, a studio and control room, containing audio, video, lighting and production equipment, in the Premises during the construction of the Tenant’s Work, or at any point during the term of the Lease, all electricity for such central studio equipment room, studio and control room shall be separately metered at Tenant’s expense and paid for by Tenant without regard to the payment of electricity by Tenant or any other treatment of the payment of Excess Electric Usage or Operating Expenses in this Lease. The cost of any other meter and of its installation, maintenance and repair shall be paid for by the Landlord and Tenant agrees to pay to Landlord within thirty (30) days of demand for all such Excess Electric Usage as shown by said meters, at the rates charged for such services by the local public utility. If a separate meter is not installed, or if Tenant disputes the amounts charged by Landlord for Excess Electric Usage hereunder, the excess cost for such electric current shall be established by an estimate made by a utility company or electrical engineer hired by Landlord, and reasonably acceptable to Tenant, at Landlord’s expense.

Landlord shall provide hot and cold water from regular Building outlets for drinking and normal dining facilities, lavatory and toilet purposes. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated by reason of the governmentally mandated limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises or Building. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through or in connection with or incidental to failure to furnish any such services unless caused by the willful misconduct or gross negligence of Landlord, its agents, employees or contractors.

ARTICLE VI

LANDLORD’S ADDITIONAL COVENANTS

SECTION 6.1 - Repairs by Landlord:

Landlord covenants to keep in good order, repair and condition the structural soundness of the floors and walls and roof of the Building, the roof membrane, the Building facade and windows, the lobby, the common areas, passenger and freight elevators, the HVAC system up to and including the main distribution loop (and including such equipment, if any, installed by Landlord to ensure additional HVAC capacity as part of the Supplemental Work, but not including the Supplemental Unit), the electrical system up to and including the panels, subpanels and transformers, and the water and sewer pipes, ducts, conduits and wires running through the Premises (but not including Tenant’s service connections thereto) except as affected by any work by or for Tenant or the negligence, act or omission of Tenant, its employees, agents and invitees. Landlord shall make all repairs required hereunder with reasonable promptness. The provisions of this Section shall not apply in the case of damage by fire or casualty or by eminent domain, in which events the obligations of the Landlord shall be controlled by the applicable provisions of this Lease. Except as provided in this Lease, Landlord shall not be obligated to make repairs, replacements or improvements of any kind upon the Premises or upon any equipment or facilities or fixtures contained herein, all of which shall be the responsibility of Tenant.

SECTION 6.2 - Quiet Enjoyment:

Landlord covenants that Tenant, on paying the Fixed Minimum Rent and additional rent and performing Tenant’s obligations under this Lease shall peacefully and quietly have, hold and enjoy the Premises throughout the term of the Lease, subject to the other terms and provisions of this Lease and to all mortgages and underlying leases to which this Lease may be or become subject and subordinate.

SECTION 6.3 - Landlord’s Liability:

In the event of a sale or assignment by Landlord of its interest in the Building, then, and in that event, Landlord shall thereupon be entirely relieved of all terms, covenants, and obligations thereafter to be performed by Landlord under this Lease and it shall be deemed and construed, without further agreement, that the transferee or lessee, as the case may be, has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

SECTION 6.4 - Services:

Landlord will furnish the following services to Tenant:

(a)     Three automatically operated passenger elevators and one automatically operated passenger/freight elevator at all times and on all days throughout the year subject to such security arrangements (by key operation or otherwise) during non-business hours as Landlord shall deem prudent and necessary.

(b)     Heat, ventilation and air conditioning in accordance with the provisions of Section 5.1 and the performance specifications set forth as Exhibit “D”.

(c)     Utilities in accordance with the provisions of Section 5.1.

(d)     Landlord shall furnish such cleaning of the Premises as in the judgment of Landlord is normal and usual in office buildings similar to the Building in the central business district in Nashville, Tennessee, and in accordance with the cleaning specifications attached hereto as Exhibit “E”.

(e)     Exterior window washing at least two (2) times each calendar year, the first of which shall occur prior to Tenant’s initial occupancy of the Premises.

(f)     Carpet shampooing once each calendar year beginning in the year 2003.

(g)     Hot and cold water to restrooms and restroom supplies.

(h)     Card-key security system controlling entry to the Building and the elevators.

(i)     Building attendant during eight (8) hours of the business day.

Such services shall be provided subject to interruptions caused by repairs, renewals, improvements, changes of service, alterations, strikes, lockouts, labor controversies, inability to obtain fuel or power, accidents, breakdowns, catastrophes, national or local emergencies, acts of God, and conditions and causes beyond the reasonable control of Landlord; and upon such happening, no claim for damages or abatement of rent for failure to furnish any such services shall be made by the Tenant or allowed by the Landlord; provided that same have not been caused by the willful acts or omissions or gross negligence of Landlord, its agents, employees or contractors. Landlord shall use best efforts to schedule non-emergency repairs, improvements, and alterations at such times so as to minimize interference with Tenant’s business operations at the Premises.

SECTION 6.5 - Common Areas

Tenant and Tenant’s agents, employees and invitees shall have the right to use, in common with Landlord and Landlord’s tenants and the agents, employees, and invitees of each, the public sidewalks, entrances, lobbies, vestibules, stairways, corridors, elevators, public toilets, and other public areas of the Building subject, however, to applicable rules, regulations, and security measures; and Tenant and Tenant’s agents, employees, and invitees shall not obstruct or litter, or use for storage, temporary or otherwise, or for any purpose other than the intended or normal purpose, any of the public sidewalks, entrances, lobbies, vestibules, stairways, corridors, elevators, public toilets, and other public areas of the Building.

SECTION 6.6 - Signage; Naming Rights for Building

Tenant shall have the exclusive right, at its expense, including payment of all electricity related thereto, to install signs identifying Tenant at Tenant’s entrance and on the front of the Building, and on the roof, subject to Landlord’s reasonable approval, which approval shall not be unreasonably withheld, delayed or conditioned. Tenant shall also be identified in the lobby directory. Tenant for so long as this Lease is in full force and effect shall have rights to designate the Building as the “CMT Building,” “Country Music Television Building,” or any other name identifying the business conducted by Tenant at the Premises, approved in advance by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned.

SECTION 6.7 - Access:

Tenant shall be afforded access to the Premises and Parking Area on a 24 hours per day, 7 days a week, 365 days a year basis.

ARTICLE VII

TENANT’S ADDITIONAL COVENANTS

SECTION 7.1 - Affirmative Covenants:

Tenant covenants, at its own expense, at all times during the term of the Lease:

7.1.1   To perform promptly all of the obligations of Tenant set forth in this Lease and in the exhibits attached hereto and to pay, when due, the Fixed Minimum Rent and all other charges and additional rents which by the terms of this Lease are to be paid by Tenant.

7.1.2   To use the Premises only for general office, television production and all other legally permitted uses (the “Permitted Use”) and to abide by and conform to any and all use restrictions set forth in the certificate of occupancy issued for the Premises and all other laws, orders, rules and regulations of any governmental authority having or claiming jurisdiction over the Premises.

7.1.3   Except for repairs required to be performed by Landlord pursuant to the provisions of this Lease, to keep the Premises, including equipment, facilities and fixtures therein, at Tenant’s sole cost and expense, in good order, repair, condition and free of vermin.

7.1.4   Subject to Landlord’s obligations to ensure that the Building is in compliance with all applicable laws and regulations, to make all repairs, alterations, additions, or replacements to the Premises, including equipment, facilities and fixtures therein required by any law or ordinance or any order or regulation of any governmental authority or board of fire underwriters having jurisdiction or required by any insurance company providing coverage in any part of the Building; to keep the Premises equipped with all safety appliances so required because of such use and otherwise to comply with the orders, regulations and recommendations of all such governmental authorities, board of fire underwriters and insurance companies. Tenant shall pay any fines, assessments, costs and expenses resulting from its violation of its undertakings as set forth herein.

7.1.5   To pay promptly, when due, the entire cost of any work to the Premises, including equipment, facilities and fixtures therein, undertaken by Tenant when permitted or required to do so under the provisions of this Lease so that the Premises shall at all times be .free of liens for labor and materials; to procure all necessary permits before undertaking such work; to do all such work in a good and workmanlike manner as to insure proper maintenance of good and harmonious labor relationships; to comply with all governmental requirements relating thereto and to save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work.

7.1.6   To defend and save Landlord harmless and indemnified from all injury, loss, claims or damage (including attorney’s fees and disbursements) to any person or property arising from, related to or in connection with any work performed by or for Tenant in the Premises including the Tenant’s Work, or any use of the Premises including the roof of the Building.

7.1.7   Insurance Obligation. To maintain in responsible companies having a rating of not less than A-VII in Best’s Insurance Guide and licensed to do business in the State of Tennessee (i) liability insurance, with contractual liability endorsement covering the matters set forth in this Lease, against all claims, demands or actions for injury to or death of any one person in an amount of not less than $2,000,000 and for injury to or death of more than one person in any one accident or occurrence to the limit of not less than $3,000,000 and for damage to property in an amount not less than $2,000,000 made by or on behalf of any person or persons, firms or corporations arising from, relating to or connected with the conduct and operation of Tenant’s business at the Premises or caused by actions or omissions to act, where there is a duty to act, of Tenant, its agents, servants and contractors; and (ii) fire insurance, with such extended coverage endorsements as Landlord may reasonably from time to time require, covering all of Tenant’s fixtures, furniture, furnishings, floor coverings and equipment at the Premises in an amount not less than one hundred percent (100%) of their full replacement cost. Landlord and other tenants and occupants of the Building shall not be liable for any damage by fire or other casualty covered by Tenant’s insurance, no matter how caused, it being understood that Tenant will look solely to its insurer for reimbursement. All of said insurance shall be in form satisfactory to Landlord and shall provide that it shall not be subject to cancellation, termination or change except after at least thirty (30) days prior written notice to Landlord. All insurance provided by Tenant as required under this Section shall be carried in favor of Landlord and Tenant, as their respective interests may appear, and such other parties designated by Landlord, as their interests may appear. All liability policies shall provide that although the Landlord and those designated by Landlord are named insured, they shall nevertheless be entitled to recover under said policies for any loss or damage to Landlord and those designated by Landlord, their respective agents and employees, resulting from Tenant’s negligence. The certificates of insurance shall be deposited with Landlord no later than fifteen (15) days before the commencement of the term of the Lease, and upon renewals of such policies, not less than fifteen (15) days prior to the expiration of the term of such coverage. If Tenant fails to comply with such requirement, Landlord may, but shall not be obligated to, upon ten (10) business days notice, obtain such insurance and keep the same in effect and Tenant shall pay Landlord the premium costs thereof within thirty days of demand.

7.1.8   To pay within thirty (30) days of demand any increase in premiums that may be charged on insurance carried by Landlord or for which Landlord may be obligated to make reimbursement to other tenants or occupants of the Building under the terms of their respective leases or occupancy agreements resulting from Tenant’s use or occupancy of the Premises for a use other than a Permitted Use, whether or not Landlord has consented to same. In determining whether increased premiums are the result of such use or occupancy, a schedule or “make-up” rate of the organization issuing the coverage, or any and all risk insurance rates for said premises, or any rule books issued by the rating organization or similar bodies or by rating procedures or rules of Landlord’s insurance company shall be conclusive evidence of the items and charges which make up the insurance rates and premiums on the Premises and the Building.

7.1.9   Waiver of Recovery.   Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waive and release each other of and from any and all rights of recovery (by way of subrogation or otherwise), claim, action or cause of action against each other, their respective parent entities, affiliated entities and their respective directors, officers, agents, employees and contractors, for any loss or damage to property and any loss of business resulting therefrom that may occur in, on or about the Premises, regardless of cause or origin, including negligence of Landlord or Tenant. Each party to this Lease agrees immediately to give to each insurance company written notice of the terms of the mutual waivers contained in this paragraph and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverage by reason of the mutual waivers contained in this paragraph.

7.1.10 Right of Entry.   To permit Landlord or Landlord’s agents to enter upon the Premises at all reasonable times, upon at least twenty-four (24) hours prior notice, except in case of emergency, to examine same and to make such repairs, alterations, improvements or additions in the Premises or in the Building as may be necessary without the same constituting an eviction, of Tenant, in whole or in part, and all rents shall in no wise abate while such repairs, alterations, improvements, or additions are being made by reason of loss or interruption of business of Tenant because of the performance of any such work; provided that same have not been caused by the willful acts or omissions or gross negligence of Landlord, its agents, employees or contractors. Landlord shall use best efforts to schedule non-emergency repairs, improvements, and alterations at such times so as to minimize interference with Tenant’s business operations at the Premises. Landlord or Landlord’s agents shall also have the right to enter upon the Premises at reasonable times, upon at least 24 hours prior notice, to show them to prospective mortgagees or purchasers of the Building. During the two hundred seventy (270) days prior to the expiration of the term of this Lease, Landlord may show the Premises to prospective tenants and Landlord may also place upon the Premises the usual notices “To Let” or “For Rent”, which notices Tenant shall permit to remain thereon without molestation.

7.1.11   To pay within thirty (30) days of demand Landlord’s reasonable and necessary out of pocket expenses, including reasonable attorney’s, architect’s and engineer’s fees, incurred in enforcing any obligation of Tenant under this Lease or incurring any default by Tenant under this Lease.

7.1.12   Forthwith to cause to be discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) any mechanic’s lien at any time filed against the Premises or the Building for any work, labor, services or materials claimed to have been performed at, or furnished to, the Premises for or on behalf of Tenant or anyone holding the premises through or under Tenant. If Tenant shall fail to cause such lien to be discharged within thirty (30) days of demand, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due or by bonding or other proceeding deemed appropriate by Landlord and the amount so paid by Landlord and/or all costs and expense, including reasonable attorney’s fees, incurred by Landlord in procuring the discharge of such lien shall be deemed to be additional rent. Nothing in this Lease contained shall be construed as a consent on the part of the Landlord to subject Landlord’s estate in the Premises or the Building to any lien or liability under any laws, orders, rules and regulations of any governmental authority having or claiming jurisdiction over the Premises. The Tenant shall not have any authority to create any liens for labor or material on the Landlord’s interest in the Premises or the realty of which the Premises form a part and all persons contracting with the Tenant for the destruction or removal of any facilities or other improvements or for the erection, installation, alteration, or repair of any facilities or other improvements on or about the Premises, and all materialmen, contractors, mechanics, and laborers, are hereby charged with notice that they must look only to the Tenant and to the Tenant’s interests in the Premises to secure the payment of any bill for work done or material furnished at the request or instruction of Tenant.

7.1.13   Upon the expiration or other termination of the term of the Lease, to quit and surrender to Landlord the Premises, broom clean, in good order and condition, ordinary wear and tear and damage by fire and other casualty excepted, and at Tenant’s expense, to remove all personal property of Tenant, and to repair all damages to the Premises caused by such removal. Any personal property not so removed shall be deemed to have been abandoned by Tenant and may be retained or disposed of by Landlord, as Landlord shall desire, and if Landlord shall decide to dispose of same, Landlord shall provide at least ten (10) days’ written notice to Tenant and should Tenant not remove same within said ten (10) days, such disposal shall be at the cost and expense of Tenant.

7.1.14   To remove all rubbish, dirt and debris from the Premises, at its own cost and expense, subject to the obligation of Landlord to furnish normal and usual cleaning services as provided in Section 6.4 hereof.

7.1.15   To remain fully obligated under this Lease, notwithstanding any assignment or sublease or any indulgence granted by Landlord to Tenant or to any assignee or sublessee, unless Landlord agrees to release Tenant from all obligations under this Lease.

SECTION 7.2 - Negative Covenants:

Tenant covenants at all times during the term of the Lease and such further time as Tenant occupies the Premises, or any part thereof:

7.2.1   Not to injure, overload, deface or otherwise harm the Premises or any equipment or installation therein; nor commit any waste or nuisance; nor permit the emission of any objectionable noise or odor; nor bum any trash or refuse in or about the Premises; nor make any use of the Premises, or any part thereof or equipment therein, which is improper or contrary to any law or ordinance or to reasonable rules or regulations of Landlord as such may be promulgated from time to time; nor park or permit its employees, agents, visitors or invitees to park automobiles or other vehicles so as to interfere with the use of driveways, entrances, exits, walks, roadways, highways, streets, or parking areas. Without limiting the foregoing provisions pertaining to overloading and noise, Tenant further covenants that (a) Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry or which is allowed by law and (b) business machines and mechanical equipment belonging to Tenant which cause noise, vibration or any other nuisance that may be transmitted to the structure or other portions of the Building or to the Premises to such a degree as to be objectionable to Landlord, or which interfere with the use or enjoyment by other tenants of their premises or the public portions of the Building, shall be placed and maintained by Tenant, at Tenant’s cost and expense, in settings sufficient to eliminate noise or vibration. Landlord reserves the right to approve the weight and position of all safes which Tenant desires to bring into the Premises.

7.2.2   Not to make any alterations or additions to the Premises or the Building, nor permit the making of any holes in the walls, ceilings, or floors thereof, installed as part of Tenant’s Work, without on each occasion obtaining prior written consent of the Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. Tenant shall have the right to use the services of any licensed and reputable contractors, subcontractors, architects, engineers and other consultants in connection with the performance of any alterations or additions, which it deems necessary and appropriate, at its sole discretion. Notwithstanding the foregoing, any alterations or improvements of a non-structural nature proposed by Tenant following completion of the Tenant’s Work shall not require Landlord approval if the cost of such alterations or improvements are less than $25,000.00.

7.2.3   (a)     Not to assign, sublease, sell, mortgage, encumber, pledge or in any manner transfer this Lease or any interest therein or sublet the Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part thereof by anyone with, through, or under it, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. If Tenant’s interest in this Lease shall be assigned in violation of the provisions hereof, such assignment shall be invalid and of no force and effect against Landlord; provided, however, Landlord may collect an amount equal to the Fixed Minimum Rent from the assignee as a fee for its use and occupancy. If the Premises or any part thereof are sublet to, or occupied by, or used by, any person other than Tenant, whether or not in violation of this Section, Landlord, after default by Tenant under this Lease, may collect any item of Rent or other sums paid by the subtenant, user or occupant as a fee for its use and occupancy, and shall apply the net amount collected to the Fixed Minimum Rent and the items of Rent reserved in this Lease. No such assignment, subletting, occupancy, or use, whether with or without Landlord’s prior consent, nor any such collection or application of Rent or fee for use and occupancy, shall be deemed a waiver by Landlord of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as Tenant hereunder, nor shall the same, in any circumstances, relieve Tenant of any of its obligations under this Lease. The consent by Landlord to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior consent of Landlord to any further assignment, subletting, occupancy or use. Any person to which this Lease is assigned with Landlord’s consent shall be deemed to have assumed all of the obligations arising under this Lease from and after the date of such assignment and shall execute and deliver to Landlord, within thirty (30) days of demand, an instrument confirming such assumption. Notwithstanding and subsequent to any assignment, Tenant’s primary liability hereunder shall continue notwithstanding (a) any subsequent amendment hereof, or (b) Landlord’s forbearance in enforcing against Tenant any obligation or liability, without notice to Tenant, to each of which Tenant hereby consents in advance. If any such amendment operates to increase the obligations of Tenant under this Lease, the liability under this Section of the assigning Tenant shall continue to be no greater than if such amendment had not been made (unless such party shall have expressly consented in writing to such amendment).

  (b)     Notwithstanding anything to the contrary contained in this Lease, Landlord’s consent shall not be required to an assignment of this Lease or a sublet of the Premises by Tenant to any entity that controls, is controlled by, or is under common control with Tenant, or to any entity which acquires all or substantially all of the assets, stock or business of Tenant, or to any entity with which Tenant shall merge or consolidate, provided in all instances Tenant shall remain liable as to all of the terms, provisions and conditions of this Lease. As used herein, the term “control” (i) in the case of a corporation shall mean ownership of fifty (50%) percent or more of the outstanding capital stock of that corporation, (ii) in the case of a general partnership, shall mean fifty (50%) percent or more of the general partnership interest of the partnership, (iii) in the case of a limited partnership, shall mean fifty (50%) percent or more of the general and limited partnership interests of such limited partnership, (iv) in the case of a limited liability company, shall mean fifty (50%) percent or more of the membership interests of such limited liability company, and (v) in the case of a limited liability partnership, shall mean fifty (50%) percent or more of the partnership interest of such limited liability partnership.

  (c)     In addition to the rights set forth in this Section 7.2.3, Tenant shall have the ongoing right, without requiring Landlord’s consent, to sublease to any production entity with which Tenant is doing business with on an ongoing basis (a “Preferred Production Entity”), provided (i) all such subleases do not, in the aggregate, exceed twenty-five percent (25%) of the rentable square footage of the Premises, (ii) the sublease has a lease term shorter in duration than Tenant’s initial term, (iii) the sublease does not provide for separate entrances for Tenant and subtenant, and (iv) Tenant notifies Landlord at least ten (10) days prior to the effective date of the sublease, provided in all instances in the case of a permitted assignment or subletting, Tenant shall remain liable as to all of the terms, provisions and conditions of this Lease. Subject to Section 6.6 of this Lease, a Preferred Production Entity may have identification signage outside of the Premises.

7.2.4   Not to place, install or maintain any sign, advertisement, notice or any other lettering upon the Building or any part thereof, or upon or within the interior of the Building or any part thereof, except for such sign and/or lettering placed or installed pursuant to Section 6.6 hereof.

7.2.5   Not to place or display any signs, advertising or other things of whatsoever kind, nature or description in the windows of the Premises or within the Premises so that the same are visible from outside of the Premises without Landlord’s prior approval, which approval shall not be unreasonably withheld or delayed. Tenant shall at its sole cost and expense have the right to replace one or more window panels with non-glare, non-reflective glass panels, subject to Landlord’s approval, which approval shall not be unreasonably withheld, delayed or conditioned.

ARTICLE VIII

DESTRUCTION AND CONDEMNATION

SECTION 8.1 - Destruction by Fire or Other Cause:

8.1.1   If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. If the Premises or any part thereof shall be rendered untenantable (including lack of reasonable means of access thereto) by reason of such damage, then the Fixed Minimum Rent, parking charges and other additional rent hereunder, or an amount thereof apportioned according to the area of the Premises so rendered untenantable (if less than a material portion of the Premises shall be so rendered untenantable), shall be abated for the period from the date of such damage to the date when the repair of such damage shall have been substantially completed.

8.1.2.   Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage from fire or other casualty or the repair thereof. Tenant understands that Landlord will not carry insurance of any kind on Tenant’s personal property, or on any work outside of the Tenant’s Work and any subsequent alterations to the Premises, and that Landlord shall not he obligated to repair any damage thereto or replace the same.

8.1.3   (a)     Notwithstanding anything to the contrary contained in Sections 8.1.1 and 8.1.2 above, Landlord shall have the right to terminate this Lease if: (i) the Building shall be damaged so that, in Landlord’s reasonable judgment, substantial alteration or reconstruction of the Building shall be required (whether or not the Premises has been damaged); (ii) the Premises have been materially damaged and there is less than two (2) years of the term remaining on the date of the casualty; (iii) a material uninsured loss to the Building occurs; or (iv) Landlord’s lender requires that the insurance proceeds be applied to the payment of the mortgage debt. Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within 90 days after the date of the casualty.

  (b)     In addition to Landlord’s right to terminate as provided herein, Tenant shall have the right to terminate this Lease if: (i) a substantial portion of the Premises has been damaged by fire or other casualty and such damage cannot reasonably be repaired within 90 days after receipt of the Completion Estimate (defined below); (ii) there is less than two (2) years of the term remaining on the date of such casualty; and (iii) Tenant provides Landlord with written notice of its intent to terminate within 30 days after the date of the fire or other casualty.

  (c)     If all or any portion of the Premises shall be made untenantable by fire or other casualty, Landlord shall, with reasonable promptness but in all circumstances within 30 days after the date of the casualty, cause a reputable and licensed contractor selected by Landlord to provide Landlord and Tenant with a written estimate (the “Completion Estimate”) of the amount of time (the “Restoration Period”) required to substantially complete the repair and restoration of the Premises and make the Premises tenantable again, using standard working methods (“the Restoration Work”). If the Completion Estimate indicates that the Restoration Work cannot be performed within 180 days from the date of the fire or casualty, then notwithstanding anything to the contrary contained in this section, either party shall have the right to terminate this Lease by giving written notice to the other of such election within thirty (30) days after receipt of the Completion Estimate, in which event this Lease and the term and estate hereby granted shall expire as of the 5th day after notice of such election given by either party with the same effect as if that were the Termination Date.

  (d)     If neither Landlord nor Tenant elects to terminate this Lease in accordance with the provisions of Section 8.1.3, Landlord shall proceed with reasonable diligence to collect all available insurance proceeds and, after receipt of the net proceeds of insurance, to repair or cause to be repaired the damage to the Premises and the Building at its expense, but in no event shall Landlord be obligated to restore the Premises beyond the scope of the Tenant’s Work and any subsequent alterations to the Premises. Landlord shall use its best efforts to perform the Restoration Work within the Restoration Period. In the event that the Restoration Work is not completed within ninety (90) days following the expiration of the Restoration Period, or in the event that at any time prior to completion of the Restoration Work, it is reasonably foreseeable that the Restoration Work will not be completed within ninety (90) days following the expiration of the Restoration Period, Tenant shall have the right to terminate this Lease upon providing written notice to Landlord, which notice shall be given no later than 105 days following the expiration of the Restoration Period. Tenant covenants and agrees to cooperate with Landlord and any mortgagee in their efforts to collect insurance proceeds (including rent insurance proceeds) payable to such parties. Landlord shall not be liable for any delay which may arise by reason of adjustment of insurance on the part of Landlord and/or Tenant, or any cause beyond the control of Landlord or contractors employed by Landlord.

SECTION 8.2 - Eminent Domain:

8.2.1   If the whole of the Premises shall be taken by any public or quasi-public authority under the power of condemnation, eminent domain or expropriation, or in the event of a conveyance in lieu thereof, the term of the Lease shall cease as of the date possession shall be taken by such authority.

8.2.2   If a portion of the Floor Space of the Premises shall be so taken or conveyed such that the remainder of the Premises remains, in Tenant’s reasonable judgment, suitable for its business purposes, the term of the Lease shall cease only with respect to the part so taken or conveyed as of the date possession shall be taken by such authority.

8.2.3   If a portion of the Floor Space of the Premises shall be so taken or conveyed such that the remainder of the Premises remains, in Tenant’s reasonable judgment, unsuitable for its business purposes, the term of the Lease shall cease only with respect to the part so taken or conveyed as of the date possession shall be taken by such authority, and either party shall have the right to terminate this Lease upon notice in writing within thirty (30) days after such taking of possession.

8.2.4   In the event of any such taking or conveyance of the Premises, or any portion thereof, Tenant shall pay Fixed Minimum Rent and additional rent to the day when possession thereof shall be taken by such authority, with an appropriate refund by Landlord of such rent as may have been paid in advance for a period subsequent to such date. If this Lease shall continue in effect as to any portion of the Premises not so taken or conveyed, the Fixed Minimum Rent shall be equitably reduced and the other charges shall thereafter be recomputed on the basis of the remaining Floor Space. If this Lease shall so continue, Landlord shall, at its expense, but only to the extent of an equitable proportion of the award or other compensation for the portion taken or conveyed of the Building in which the Premises are located, make all necessary repairs or alterations so as to constitute the remaining Premises a complete architectural and tenantable unit.

8.2.5   If the parking spaces which are part of the Premises leased to Tenant herewith shall be so taken or conveyed and shall not be available for use, then (i) Tenant’s obligations to pay for the parking spaces taken shall cease as of the date such spaces are taken and (ii) Landlord shall, at Tenant’s option, furnish a like number of parking spaces to Tenant at the closest available adjacent parking area to the Building at a rate not to exceed the rate provided for in this Lease.

8.2.6   All compensation awarded for any such taking or conveyance, whether for the whole or a part of the Premises or otherwise, shall be the property of Landlord, and Tenant hereby assigns to the Landlord all of Tenant’s right, title and interest in and to any and all such compensation. Tenant shall have the right to receive compensation that may be separately awarded for Tenant’s leasehold value, improvements and equipment.

ARTICLE IX

DEFAULTS AND REMEDIES

SECTION 9.1 - Default:

9.1.1   If (a) Tenant fails to make any payment of Fixed Minimum Rent, parking charges or additional rent when due, or fails to make any other payment herein provided for, and, in the case of Tenant’s failure to pay Fixed Minimum Rent or other required fixed monthly charges, such failure continues for ten (10) business days after receipt of written notice that such payment is due (provided that in the event that Landlord has provided such notice to Tenant at least two (2) times during any calendar year, Landlord shall have the right to require that Tenant pay future installments of Fixed Minimum Rent on a quarterly basis), or (b) if Tenant fails to promptly and fully perform any other covenant, condition or agreement contained herein and such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant or if such failure is of the nature that it cannot be cured within thirty (30) days, then, in the event that Tenant fails to commence to cure such default within thirty (30) days after said written notice and fails to diligently pursue to cure such failure, then, in any one or more of such events, Landlord may serve upon Tenant a written notice (“Notice of Termination”) that this Lease will terminate on a date to be specified therein, which shall not be less than three (3) days after the giving of such notice, and upon the date so specified, Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter set forth.

9.1.2   If the Notice of Termination provided for in the above paragraph shall have been given and this Lease shall be terminated, then, and in such event, Landlord may without notice terminate all services, re-enter the Premises either by force or otherwise and by summary proceedings or otherwise, dispossess Tenant or the legal representative of Tenant or other occupants of the Premises and remove their effects and hold the Premises as if this Lease had not been made.

SECTION 9.2 - Bankruptcy:

9.2.1   If there shall be filed against Tenant in any court, pursuant to any statute either of the United States or of any state, a petition in bankruptcy or insolvency or reorganization or the appointment of a receiver or trustee of all or a portion of Tenant’s property or if Tenant shall voluntarily file any such petition, then, and in the event, the Lease at Landlord’s discretion and at Landlord’s option shall be deemed canceled and terminated, subject to the right of the trustee, with the court’s approval, to timely assume the unexpired Lease. If Tenant shall make an assignment for the benefit of creditors or enter into an arrangement, this Lease shall be deemed canceled and terminated, in which event neither Tenant nor any person claiming through or under Tenant shall be entitled to acquire or remain in possession of the Premises and Landlord shall have no further liability hereunder to Tenant and any such person, if in possession, shall forthwith quit and surrender the Premises. If this Lease shall be so canceled and terminated, Landlord, in addition to the other rights or remedies of Landlord contained herein, or by virtue of any statute or rule of law, may retain as liquidated damages the Security Deposit or any monies received by Landlord from Tenant or others on behalf of Tenant. In addition, Landlord shall be entitled to recover from Tenant, as liquidated damages, an amount equal to the difference between (i) the sum of (a) the annual Fixed Minimum Rent, and (b) all additional rents due for the remaining term of the Lease; and (ii) the rental value of the Premises at the time of termination for such unexpired term. If the Premises, or any part thereof, be relet by Landlord for the unexpired term of said Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, the amount of rent received upon such reletting shall be deemed prima facie to be the fair and reasonable rental value for the part of the whole of the premises so relet during the term of the reletting.

SECTION 9.3 - Remedies of Landlord:

9.3.1   In case of any such default, and Landlord elects not to terminate this Lease, (i) the Fixed Minimum Rent and additional rent shall become due thereupon and be paid up to the time of such default; (ii) Landlord may relet the Premises, or any part or parts thereof, for a term which may at Landlord’s option be less than or exceed the period which would have otherwise constituted the balance of the term of this Lease and may grant concessions or free rent; and (iii) Tenant or the legal representative of Tenant shall also pay Landlord, as liquidated damages for the failure of Tenant to observe and perform Tenant’s covenants herein contained, for each month of the period constituting the balance of the term of the Lease, any deficiency between (a) the sum of (1) one monthly installment of the Fixed Minimum Rent, and (2) the monthly charge for Operating Expenses and other charges and (b) the net amount, if any, of the rents and other amounts collected on account of the lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the term of the Lease. Landlord shall be obligated to mitigate the damages of Tenant hereunder, provided, however, that the failure of Landlord to relet the Premises or any part thereof shall not release or affect Tenant’s liability for damages. In computing such liquidated damages, there shall be added to the said deficiency such expenses as Landlord may incur in connection with the reletting, such as court costs, attorney’s fees and disbursements, brokerage commissions, and for putting and keeping the Premises in good order or for preparing same for reletting, together with interest on the expenses so incurred at the then maximum lawful rate from the date of such expenditure to the date of repayment thereof to Landlord. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent date specified in this Lease and any suit brought to collect the amount of deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, at Landlord’s option, may make such alterations, repairs, replacements and/or decorations of the Premises as Landlord, in Landlord’s sole judgment; considers advisable and necessary for the purpose of reletting the Premises and the making of such alterations and/or declaration shall not operate or be construed to release Tenant from liability hereunder.

9.3.2   In the case of such default and the Lease is terminated, Landlord may recover from Tenant, or the legal representative of Tenant, as liquidated damages (i) the worth at the time of termination of any unpaid Fixed Minimum Rent, additional rent, and other charges earned at the time of such termination; plus (ii) the worth at the time of the termination of the amount of the unpaid Fixed Minimum Rent, additional rent and other charges which Tenant would have paid for the remaining term of the Lease, plus (iii) such expenses on other amounts to compensate Landlord for all the detriment proximately caused by Tenant’s failure to fulfill any of the covenants of this Lease or which in the ordinary course of things would be likely to result therefrom, including without limitation, any costs or expenses incurred by Landlord in (1) maintaining or preserving the Premises after such default, (2) recovering possession of the Premises, including attorneys fees therefor, (3) expenses of reletting the Premises including necessary renovations or alterations of the Premises including necessary renovations or alterations of the Premises, attorneys fees and leasing commissions incurred, plus (4) such other amounts in addition to or in lieu of the foregoing as may be permitted by law.

As used in section (i) above, the “worth at the time of termination” is computed by allowing interest on unpaid amounts at the maximum rate allowed by law. As used in section (ii) above the “worth at the time of termination” is computed by discounting such amount at the discount rate of the nearest Federal Reserve Bank in effect at the time of the award plus one percent (1%).

9.3.3   In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy in law or in equity.

SECTION 9.4 - Waiver of Jury Trial; Tenant Not to Counterclaim:

It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter arising out of or in any way connected with this Lease.

SECTION 9.5 - Holdover by Tenant:

In the event Tenant remains in possession of the Premises after the expiration or termination of the tenancy created hereunder, and without the execution of a new lease, Tenant shall become a tenant at sufferance only, subject to the provisions of this Lease, except that the monthly rental during such holding over shall equal one hundred twenty five percent (125%) of the monthly payment of Fixed Minimum Rent in effect immediately prior to such expiration or termination for the initial two (2) months of such holding over and one hundred fifty percent (150%) of the monthly payment of Fixed Minimum Rent in effect immediately prior to such expiration or termination for the period of such holding over following the initial two (2) months of such holding over.

SECTION 9.6 - Landlord’s Right to Cure Defaults:

Landlord may, but shall not be obligated to, cure, at any time, upon five (5) business days prior written notice to Tenant (except that notice shall not be required in the event of emergencies), any default by Tenant under this Lease and whenever Landlord so elects, all costs and expenses incurred by Landlord in curing such default, including, without limitation, reasonable attorneys’ fees, together with interest on the amount of costs and expenses so incurred at the rate of twelve percent (12%), shall be paid by Tenant to Landlord within thirty (30) days of demand and shall be recoverable as additional rent.

SECTION 9.7 - Effect of Waivers of Default:

No consent or waiver, express or implied, by Landlord to or of any breach of any covenant, condition or duty of Tenant shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty unless in writing signed by the Landlord.

SECTION 9.8 - Security Deposit: None.

SECTION 9.9 - Landlord’s Default:

If Landlord fails to perform any covenant, condition, or agreement contained in this Lease within thirty (30) days after receipt of written notice from Tenant specifying such failure (or if such failure cannot reasonably be cured within thirty (30) days, if Landlord does not commence to cure the failure within that thirty (30) day period and to diligently proceed to complete such cure as promptly as possible), then such failure shall constitute a default hereunder and Landlord shall be liable to Tenant for any costs, expenses or damages resulting therefrom (and Tenant’s reasonable and necessary out of pocket expenses, including reasonable attorney fees, architect’s and engineering fees, incurred in enforcing any obligation of Landlord under this Lease or incurred through any default by Landlord under this Lease) sustained by Tenant as a result of Landlord’s default; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, and other income actually received on account of Landlord’s right, title and interest in the Building, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, or of partners or principals of such partners comprising Landlord, if any, or of Landlord’s officers, shareholders or directors, if any) wherever situated, shall be subject to levy, attachment or execution, or otherwise used to satisfy any such judgment. Notwithstanding the foregoing, if (a) Tenant has obtained a judgment for damages against Landlord as a result of an uncured default by Landlord under this Lease after expiration of all notice and cure periods; and (b) despite Tenant’s best efforts to levy such judgment against Landlord’s interest in the Building, such judgment has nonetheless not been satisfied within ninety (90) days after the date that the judgment was obtained, then Tenant will have the right to deduct the unpaid amount of such judgment against the Fixed Minimum Rent, parking and additional charges otherwise payable hereunder.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.1 - Notices:

Any notice or demand from Landlord to Tenant or from Tenant to Landlord shall be in writing and shall be deemed duly delivered if mailed by registered or certified mail, return receipt requested, or delivered overnight by a nationally recognized overnight express courier addressed, if to Tenant, at the address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord, and, if to Landlord, at the address of Landlord or such other address as Landlord shall have last designated by written notice to Tenant. Initial addresses for notices are as follows:

LANDLORD:	K&M Enterprises Attn: Walter G. Knestrick 2617 Grandview Avenue Nashville, Tennessee 37211 Telephone: (615) 259-3755 Facsimile: (615) 256-7578

With a copy to:	Douglas McDowell Steve Massey 602 Green Park Nashville, Tennessee 37215 Telephone: (615) 248-1122 Facsimile: (615) 255-4610

With a copy to:	Fred Russell Harwell, Esq.
Stokes, Bartholomew, Evans & Petree, P.A.
424 Church Street, Suite 2800
Nashville, Tennessee 37219
Phone: (615) 259-1457
Fax: (615) 259-1470
E-Mail: rharwell@stokesbartholomew.com

TENANT (Prior to Occupancy):	Country Music Television, Inc.
2806 Opryland Drive
Nashville, Tennessee 37214
Attention: General Manager

TENANT (After Occupancy):	Country Music Television, Inc.
330 Commerce Street
Nashville, Tennessee 37201
Attention: General Manager

With a copy to:	Viacom Inc.
1515 Broadway
New York, New York 10036
Attention: General Counsel

SECTION 10.2 - Estoppel Certificates:

Tenant agrees that it will, at any time and from time to time, within ten (10) days following written notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been any modifications, that the same is in full force and effect as modified, stating the modifications) and the dates to which Fixed Minimum Rent and other payments due hereunder from Tenant have been paid in advance, if any, and stating whether or not to the best knowledge of the Tenant the Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default. The failure of Tenant to execute, acknowledge and deliver to Landlord a statement in accordance with the provisions of this Section shall constitute an acknowledgment by Tenant, which may be relied upon by any person holding or proposing to acquire an interest in the Building or the Premises or this Lease from or through Landlord that this Lease is unmodified and in full force and effect and that the Fixed Minimum Rent and other charges have been paid to and including the respective due dates immediately preceding the date of such notice and shall constitute, as to any person entitled as aforesaid to rely upon such statements, a waiver of any defaults, which may exist prior to the date of such notice. Landlord agrees to deliver a similar statement to Tenant within ten (10) days of Tenant’s written request therefore.

SECTION 10.3 - Applicable Law and Construction:

The laws of the State of Tennessee shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision. All negotiations, considerations, representations and understandings between the parties are incorporated in this Lease. The headings of the several articles’ and sections contained herein are for convenience only and do not define, limit or construe the contents of such articles or sections.

SECTION 10.4 - Binding Effect of Lease:

The covenants, agreements and obligations herein contained, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, successors and permitted assigns. Each covenant, agreement, obligation or other provision, herein contained shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this Lease unless otherwise expressly provided. If any term, covenant, agreement or provision of this Lease shall be held by any court of competent jurisdiction to be against public policy and/or null and void, such term, covenant, agreement or provision shall be deemed not to have been included in this Lease and shall not affect the validity of the remaining terms, covenants, agreements or provisions of this Lease.

SECTION 10.5 - Effect of Unavoidable Delays:

Subject to Section 10.16, the provisions of this Section shall be applicable if there shall occur, during the term of the Lease, or prior to the commencement thereof, any (i) strike, lockout or labor dispute; (ii) inability to obtain labor or materials or reasonable. substitutes therefor; or (iii) acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental action, civil commotion, fire or other casualty or other conditions similar or dissimilar to those enumerated in this item (iii) any other circumstances beyond the reasonable control of the party obligated to perform. If Landlord or Tenant shall, as a result of any of the above described events, fail punctually to perform any obligation on its part to be performed under this Lease, then such failure shall be excused and not be a breach of this Lease by the party in question, but only to the extent occasioned by such event. If any right or option of any party to take any action under or with respect to this Lease is conditioned upon the same being exercised within any prescribed period of time or at or before a named date, then such prescribed period of time and such named date shall be deemed to be extended or delayed, as the case may be, for a period equal to the period of the delay occasioned by any above described event. Notwithstanding anything herein contained, however, the provisions of this Section shall not be applicable to Tenant’s obligation to pay the Fixed Minimum Rent or additional rent under the provisions of Article IV or its obligation to pay any other sums, monies, costs, charges or expenses required to be paid by Tenant hereunder.

SECTION 10.6 - Subordination:

10.6.1   This Lease is subject and subordinate to all ground leases and/or underlying leases now or hereafter covering the real property of which the Premises form a part and to all mortgages which may now or hereafter be placed on or affect such leases and/or such real property, or any part or parts thereof, and/or Landlord’s interest therein and to all renewals, modifications, amendments, consolidations, replacements or extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request.

10.6.2   Provided that any mortgagee agrees not to disturb Tenant’s use and occupancy hereunder, Tenant agrees that neither the foreclosure of a mortgage affecting the Premises nor the institution of any suit, action, summary or other proceeding against the Landlord herein or any successor Landlord or any foreclosure proceeding brought by the holder of any such mortgage to recover possession of such property shall, by operation of law or otherwise, result in a cancellation or termination of this Lease or the obligations of Tenant hereunder, and upon the request of any such Landlord, successor Landlord or the holder of such mortgage, Tenant covenants and agrees to execute an instrument in writing reasonably satisfactory to such Landlord, successor Landlord or to the holder of such mortgage or to the purchaser of the mortgaged premises in foreclosure whereby Tenant attorns to such successor in interest.

10.6.3 Landlord represents that, as of the date hereof, the only mortgagee, trustee under a deed of trust, or ground lessor having an interest in the Building is AmSouth Bank. In connection with the above referenced, the parties acknowledge that AmSouth Bank, Landlord and Tenant shall, concurrent with the full execution and delivery of this Lease, execute and deliver to the other party a subordination, attornment and nondisturbance agreement in the form attached hereto as Exhibit “G”.

10.6.4 If, in connection with obtaining financing for the Building, a banking, insurance or other recognized institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations or diminish the rights of Tenant hereunder or adversely affect the leasehold interest hereby created or Tenant’s use and enjoyment of the Premises.

SECTION 10.7 - No Waiver:

The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations now or hereafter adopted or promulgated by Landlord shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Fixed Minimum Rent or additional rent or any other charges payable under this Lease with knowledge of the breach of any covenant of this Lease by Tenant shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by either party unless such waiver be in writing and signed by such party. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly payments required to be made hereunder shall be deemed to be other than on account of the earliest stipulated Fixed Minimum Rent or additional rent or other charges payable hereunder nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

SECTION 10.8 - No Oral Changes:

This Lease may not be changed or terminated orally but only by an agreement in writing signed by the parties hereto.

SECTION 10.9 - No Representations by Landlord:

Landlord or Landlord’s agents have made no representations, warranties or promises with respect to the Premises or the Building except as herein expressly set forth.

SECTION 10.10 - Changes in Entrances and Other Public Areas:

Provided that Landlord shall use best efforts to minimize any disruption to Tenant in Tenant’s use of the Premises or impede its access to the Building, Landlord shall have the right at any time and from time to time, without thereby creating an actual or constructive eviction or incurring any liability to Tenant therefor, to change the arrangement or location of such of the following as are not contained within the Premises or any part thereof: entrances, passageways, doors and doorways, corridors, stairs, toilets and other public service portions of the Building. Landlord shall also have the right at any time and from time to time to change the entrances, exits, parking areas, driveways, walks, exterior lighting, landscaping and other common areas of the Building without creating an actual or constructive eviction or incurring any liability to Tenant therefor. Landlord shall provide Tenant with at least thirty (30) days prior written notice of any planned changes. Notwithstanding the foregoing, Tenant shall have the right to renovate the lobby area and the entry canopy of the Building at its sole cost and expense, but only upon the advance written approval of Landlord as to Tenant’s plans therefor.

SECTION 10.11 - Risk of Loss or Damage to Personal Property, Etc.:

Supplementing the provisions of Section 7.1.9 hereof and without limiting the generality of said Section 7.1.9, it is agreed that all personal property at any time placed or kept within the Premises shall be placed or kept therein at the risk of the Tenant or other owner thereof; that Landlord shall not be liable for any theft or loss of any personal property placed or kept within the Premises unless caused by the willful misconduct or gross negligence of Landlord, its agents, employees or contractors; and that Landlord shall not be liable to Tenant or to any other person whomsoever for any damage to any personal property at any time placed or kept within the

Premises arising from the bursting or leaking of water pipes or from any negligence of any tenant or occupant of space within the Building.

SECTION 10.12 - Rules and Regulations:

Tenant, its employees, agents, visitors and invitees shall comply with all reasonable rules and regulations Landlord may adopt from time to time for operation of the Building and the Parcel and the protection and welfare of the Building, its tenants, visitors and occupants. Any rules and regulations shall become a part of this Lease and Tenant hereby agrees to comply with the same upon reasonable advance written notice thereof and delivery of a copy thereof to Tenant, providing the same do not deprive Tenant of its rights established under this Lease.

SECTION 10.13 - Telecommunications:

Tenant and/or its telecommunications and/or utility companies (including but not limited to local exchange telecommunications companies and alternative access vendor services companies, and local and alternative utility vendor services companies), shall have a right of access to and within the Building (including sufficiently sized conduit pathway to the Building) for the installation (at Tenant’s expense) and operation of its telecommunications and utility systems, including but not limited to voice, video, data and any other telecommunications services provided over wire, fiber optic, microwave, wireless and any other transmission and/or utility system available in the Building, for part or all of Tenant’s telecommunications and/or utilities from, to and within the Building.

SECTION 10.14 - Roof Installations; Roof Rights:

Tenant shall have the exclusive right at no charge to install or cause to be installed satellite communications, microwave, DSS or other dishes or antennas (the “Roof Equipment”) on the roof of the Building and/or cable connecting the Building to the dish or local utility. There shall be no additional charge payable by Tenant to Landlord for the use of such roof area or for the installation of the Roof Equipment, other than payment by Tenant of all of the electricity or other utilities used or consumed on the roof. Tenant’s vendor or its affiliates as the designee of Tenant, shall be granted the right to install said items and Tenant and its designee shall be solely responsible, at its cost and expense, for the maintenance and repair of the Roof Equipment and Landlord shall have no expense or responsibility for the maintenance and repair thereof unless the same was made necessary by the negligence or willful acts or omissions of Landlord or its agents. Tenant shall be responsible at its cost and expense for compliance with any and all laws, and any other governmental rules, regulations (including life safety measures), approvals, permits or licenses in connection with erecting or maintaining the Roof Equipment. All of said roof installations shall be made, and rights to the roof as described in this Section shall be exercised, so that they will (i) not materially interfere with any existing building systems at the Building, (ii) comply with all required or necessary safety measures such as installation of safety rails or fencing, and (iii) complete all improvements to the roof necessary or required for the safe use thereof, such as protective roof padding. Tenant shall notify Landlord in advance of any roof penetration or removal work so as to allow Landlord, at its option, to have a representative available while such work is to be performed. Tenant represents and warrants that Tenant requires the Roof Equipment for the purpose of receiving and sending information used by Tenant and/or its clients and Tenant shall not be paid rental by any third party for said party’s use of the Roof Equipment. Tenant shall have the right to penetrate the roof for the installation and maintenance of any conduits, cable and other equipment installations necessary for its communications, data processing, supplementary HVAC, emergency power, and any other reasonable requirements of Tenant’s business. Additionally, Tenant shall have the option at its expense to remove up to 2,000 square feet of the roof of the Building in connection with Tenant’s business operations. With respect both to penetration of the roof and removal of the roof, Tenant shall pay within thirty (30) days of Landlord’s demand the reasonable out-of-pocket costs incurred by Landlord to repair any damage to the roof or other areas of the Building caused by such penetration or removal. Tenant shall also have the right to access the roof for television production and related uses, so long as Tenant has complied with all applicable laws and regulations for such use. Tenant shall indemnify and hold harmless Landlord from any damage to persons or property as a result of such roof use. Tenant shall be responsible to perform any and all of its work on the roof in compliance with Landlord’s roof warranty, provided that a copy of such warranty has been delivered to Tenant. At the expiration of the Lease, Tenant shall restore the roof to substantially the same condition that existed prior to the Tenant’s penetration of or removal of the roof, ordinary wear and tear and damage by fire or other casualty excepted.

SECTION 10.15 - Right of First Refusal; Right to Expand:

10.15.1 So long as Tenant is not in default of the Lease beyond any applicable notice and cure period, Tenant shall have a right of first refusal on any available space in the Building, subject to the terms and limitations herein. Landlord will notify Tenant that said space is being offered to a third party and which Landlord intends to accept, and Tenant shall have ten (10) business days to lease the additional space or such right shall terminate. Tenant shall sign a notice of the exercise of the intention to lease the additional space, or a notice of waiver of such right within said ten (10) business days. The rental rate and other terms shall be the same as this Lease, except for the square footage and term. The lease of such additional space, and the payment of Fixed Minimum Rent and compliance with all other terms and conditions, shall be effective on the commencement date contained in the offer to such third party without the execution of any amendment or other instrument. The parties shall enter into a mutually agreed upon amendment to confirm Tenant’s leasing of additional space hereunder, but the failure to execute such amendment shall not affect Tenant’s rights and obligations to lease the additional space form Landlord hereunder.

10.15.2 No later than ten (10) days after request from Tenant, Landlord shall provide Tenant with a written notice identifying any unleased vacant space in the Building. Tenant shall have a one-time right (the “Expansion Right”) as of the date of the expiration of the third year of the Lease to expand the size of the Premises into any unleased vacant space in the Building (hereinafter, the “Expansion Area”) provided that (i) if such unleased vacant space contains 10,000 square feet or less, Tenant shall lease the entire space; and (ii) if such unleased vacant space is in excess of 10,000 square feet, Tenant shall lease no less than 10,000 square feet, provided the remaining unleased vacant space is reasonably marketable, provided further,

Tenant is not then in default as to any of the terms and conditions of this Lease beyond any notice and cure period. The Fixed Minimum Rental rate and expiration date of this Lease shall apply to the Expansion Area. All costs associated with improving such Expansion Area shall be paid for solely by Tenant, and Tenant shall accept such space on an “as-is” basis. Notwithstanding the foregoing, Landlord, at its sole cost, shall be responsible for demising the Expansion Area at the Building, including providing standard HVAC and electrical systems, promptly following Tenant’s exercise of the Expansion Right. Tenant shall furnish written notice to Landlord of its intent to expand the size of the Premises no earlier than April 2005 and no later than July 1, 2005, or such right shall terminate and be of no further force or effect. Tenant shall be bound to lease the Expansion Area immediately upon its exercise of the Expansion Right, but the lease of the Expansion Area, the payment of Fixed Minimum Rent and compliance with all other terms and conditions of the Lease shall be effective as of October 1, 2005 without the execution of any amendment or other instrument. Tenant shall be afforded access to the Expansion Area promptly following its exercise of the Expansion Right in order to perform work to the Expansion Area. The parties shall enter into a mutually agreed upon amendment to confirm Tenant’s leasing of the Expansion Area, but the failure to execute such amendment shall not affect Tenant’s rights and obligations to lease the Expansion Area from Landlord hereunder.

SECTION 10.16 - Interruption of Service:

Notwithstanding any provision in the Lease to the contrary, in the event the Premises shall become Untenantable (as herein defined) as a result of the interruption or curtailment of water, sewer, heat, air conditioning, electricity, elevator service, or access to the Building, Fixed Minimum Rent, parking charges and additional rent shall abate until such service has been restored and the Premises are no longer Untenantable. Landlord shall use its best efforts to restore the services as promptly as possible. Should Landlord fail to take reasonable steps to restore such services within three (3) business days of Landlord’s receipt of written notice from Tenant describing such interrupted or curtailed services, Tenant shall be entitled to take action and to contract for such work as it considers reasonable to restore such services, and Landlord shall reimburse Tenant within thirty (30) days of demand all reasonable costs and expenses incurred by or on behalf of Tenant in connection therewith.

For purposes of this Section, “Untenantable” shall mean that the Premises cannot be used by Tenant for the purposes in which the Lease was intended for a minimum of three (3) business days as a result of an interruption or curtailment of water, sewer, heat, air conditioning, electricity, elevator service or any other services required to be furnished by Landlord hereunder or of normal access to the Building.

SECTION 10.17 - Covenant of Confidentiality:

All terms, provisions, conditions, negotiations, correspondences, space plans, and other information of or pertaining to this Lease are to be kept strictly confidential, and Landlord and Tenant hereby covenants that its agents and assigns shall not disclose the terms, provisions or conditions of this Lease to any other party without having first obtained the written consent of the other party.

SECTION 10.18 - Binding Effect; Time of Essence:

All terms and covenants of this Lease shall be applicable to and binding upon the heirs, executors, administrators, successors and permitted assigns of the parties. Time is of the essence of this Lease.

SECTION 10.19 - Retail Lease:

Landlord and Tenant shall enter into a sublease agreement (the “Retail Lease”), in the form attached hereto as Exhibit “H”, whereby Landlord shall sublease to Tenant certain retail space adjacent to the Building consisting of approximately 2,195 square feet, currently leased by Landlord from Commerce Street Venture through July 1, 2002, with options to extend for two (2) additional five (5) year renewal terms. Following the execution of this Lease, Landlord agrees to request consent to the Retail Lease from Commerce Street Venture and to exercise the first five (5) year renewal term under its lease. The terms of the Retail Lease shall govern Tenant’s use and occupancy of the retail space.

SECTION 10.20 - Attorneys’ Fees:

In the event either party defaults in the performance or observation of any of the terms, conditions, covenants or obligations contained in this Lease and the other party employs attorneys to enforce its rights hereunder, the defaulting party agrees to reimburse the other for all reasonable attorneys’ fees incurred thereby, whether or not suit is actually filed.

SECTION 10.21 - Generator:

Throughout the term and any Renewal Term of this Lease, Tenant shall have the right at its sole cost and expense to install an emergency generator on a portion of the Parking Area. Tenant shall have the right to use the existing concrete pad in the Parking Area for this purpose. No additional rent shall be due to such installation; however, Tenant shall pay the cost of any parking spaces in the Parking Area occupied by the generator. Tenant shall furnish advance written notice to Landlord and shall obtain Landlord’s advance approval as to the location of such generator, which approval shall not be unreasonably withheld, delayed or conditioned.

SECTION 10.22 - Brokers:

Landlord and Tenant each warrants and represents to the other that it has had no dealings with real estate broker or agent in connection with the negotiation of this Lease, other than CB Richard Ellis, Inc., and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Each party shall indemnify and hold harmless the other from and against any and all liabilities or expenses, including reasonable attorneys’ fees, arising out of claims made by any other broker or individual through such party, for commissions or fees resulting from the execution of this Lease. Landlord shall be responsible to pay any commissions due under this Lease.

SECTION 10.23 - Environmental Warranties and Representations:

Landlord represents and warrants that to the best of Landlord’s knowledge upon reasonable investigation as of the Commencement Date of this Lease that (i) neither Landlord, nor any present or previous tenant of the Premises, nor any other third party, has released, used, generated, manufactured, stored or disposed of, on, or under the Premises any hazardous substance, material, chemical or waste in violation of applicable Environmental Regulations; (ii) neither Landlord, nor any present or previous tenant of the Property, nor any other third party, has transported to or from the Premises any flammable explosives, “hazardous waste”, or any other “hazardous substance”, as those terms are defined in applicable Environmental Regulations in violation of applicable Environmental Regulations; (iii) there have been no orders, notices of violation, complaints or other similar communications of alleged or potential violations or failures to comply with applicable Environmental Regulations issued by a governmental agency regarding any acts or omissions upon or affecting the Premises before the date of this Lease; (iv) except as disclosed by Landlord to Tenant and acknowledged by Tenant, Landlord is not aware of the presence on the Premises of any asbestos, polychlorinated biphenyls (PCBs), or other known hazardous substances, material, chemicals or waste (as those terms are defined under applicable Environmental Regulations), wells or underground storage tanks in violation of applicable Environmental Regulations; and (v) Landlord is in compliance with all applicable Environmental Regulations.

Landlord shall indemnify, hold harmless and defend Tenant from and against any and all liability, loss, damage or expense (including reasonable attorney’s fees, court costs and cleanup costs, if any) incurred by Tenant in connection with any claim, demand or suit for damages, injunction or other relief to the extent caused by, arising out of or resulting from (i) any breach of Landlord’s representations and warranties contained in this Section 10.23, or (ii) the generation, storage, use, handling, discharge, release or disposal of hazardous substances, chemicals, materials or waste, as those terms are defined under applicable Environmental Regulations, at the Premises, which occurred before the Commencement Date of this Lease, or during the term of this Lease, but only if caused by the acts or omissions of Landlord, or its agents, representatives, or contractors.

Tenant covenants that during the term of this Lease it, and its employees, contractors, guests and invitees will not release, use, generate, manufacture, store or dispose of, on, or under the Premises any hazardous substance, material, chemical or waste in violation of applicable Environmental Regulations. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products, materials, substances and wastes containing hazardous materials (such as aerosol cans containing insecticides, inks, toner for copiers, paints, paint remover, cleaning solutions and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use, and dispose of any such items in a safe and lawful manner. Tenant shall indemnify, hold harmless and defend Landlord from and against any and all liability, loss, damage or expense (including reasonable attorney’s fees, court costs and cleanup costs, if any) incurred by Landlord in connection with any claim, demand or suit for damages, injunction or other relief to the extent caused by, arising out of or resulting from the breach of Tenant’s covenants contained in this Section 10.23.

For the purposes of this clause, the term “Environmental Regulations” shall mean any law, statute, regulation, order or rule now or hereafter promulgated by any Governmental Authority, whether local, state or federal, relating to air pollution, water pollution, noise control and/or transporting, storing, handling, discharge, disposal or recovery of on-site or off-site hazardous substances or materials, as same may be amended form time to time, including without limitation the following: (i) the Clean Air Act (42 U.S.C. § 7401 et seq.); (ii) Marine Protection, Research and Sanctuaries Act (33 U.S.C. § 1401-1445); (iii) the Clean Water Act (33 U.S.C. § 1251 et seq.); (iv) Resource Conservation and Recovery Act, as amended by the Hazardous Waste and Solid Waste Amendments of 1984 (42 U.S.C. § 6901 et seq.); (iv) Comprehensive Environmental Response Compensation and Liability Act, as’ amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. § 6901 et seq.); (v) Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.); (vi) Toxic Substances Control Act (15 U.S.C. § 2601 et seq.); (vii) the Federal Insecticide, Fungicide and Rodenticide Act as amended (7 U.S.C. § 135 et seq.); (viii) the Safe Drinking Water Act (42 U.S.C. § 300 (f) et seq.); (ix) Occupational Health and Safety Act (29 U.S.C. § 651 et seq.); (x) the Hazardous Liquid Pipeline Safety Act (49 U.S.C. § 2001 et seq.); (xi) the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.); (xii) the Noise Control Act of 1972 (42 U.S.C. § 4901 et seq.); (xiii) Emergency Planning and Community Right to Know Act (42 U.S.C. §§ 11001-11050); and (xiv) the National Environmental Policy Act (42 U.S.C. § 4321-4347).

The terms of this Section 10.23 shall survive the expiration or sooner termination of this Lease.

SECTION 10.24 - Additional Parking:

In addition to the CMT Parking leased by Tenant from Landlord as described in Section 2.1(b), Landlord shall use its best efforts to assist Tenant to obtain up to an additional one hundred fifty (150) parking spaces in the Commerce Street Garage for Tenant’s use during the initial term, first Renewal Term and the second Renewal Term. Tenant shall make payment to the parking garage operator the parking charge for the number of parking spaces it uses each month for such additional parking spaces used.

SECTION 10.25 - Right to Deduct and Offset:

In the event Landlord fails to make any payment, including but not limited to the brokerage commission, or fails to reimburse Tenant for costs incurred by Tenant in connection with restoring services or as a result of Landlord’s failure to perform any of its obligations hereunder (following the expiration of any applicable cure periods granted to Landlord herein), Tenant may deduct the amount of such payment or costs from the next payments of Fixed Minimum Rent, parking charges or additional rent, and make such payment or reimburse itself for such costs, as the case may be, on behalf of Landlord.

SECTION 10.26 - Compliance with Law:

Landlord warrants that any alterations and improvements (other than those constructed by Tenant or at Tenant’s direction) which have been constructed or installed by Landlord or at Landlord’s direction on or in the Premises or the Building did comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect as of the date of the completion of such construction. Landlord further warrants to Tenant that Landlord has no knowledge of any claim having been made by any governmental agency that a violation or violations of applicable building codes, regulations and ordinances exist with regard to the Premises or the Building as of the Commencement Date. If the Premises or the Building do not comply with any present or future covenants or restrictions of record, applicable building codes, regulations or ordinances, Landlord shall promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such non-compliance, take such action, at Landlord’s expense, as may be reasonable or appropriate to rectify the non-compliance.

SECTION 10.27 - Landlord’s Insurance:

Landlord shall obtain and keep in force during the term of the Lease, as it may be renewed, an “all-risk” property coverage insurance for the full replacement cost of the Building, including the Premises. In addition, Landlord shall maintain Commercial Liability insurance against claims of bodily injury, personal injury and property damage arising out of Landlord’s operation of the Building in an amount consistent with the amounts maintained by landlords of comparable buildings in downtown Nashville.

[SIGNATURE PAGES ATTACHED HERETO]

IN WITNESS WHEREOF, Landlord and Tenant have hereunto executed this Lease as of the day first set forth above.

LANDLORD:

K & M ENTERPRISES

By:	/s/ Walter G. Knestrick
Walter G. Knestrick
Managing General Partner

TENANT:

COUNTRY MUSIC TELEVISION, INC.

By:	/s/ David H. Williamson
David H. Williamson
Vice President – Real Estate

RULES AND REGULATIONS

1.

No sign, advertisement, display, notice, or other lettering or picture shall be exhibited, inscribed, painted or affixed on any part of the outside of the Building or inside, if visible from the outside, without Landlord’s written consent.

2.	No awning or other projection shall ‘be attached to the outside walls of the Premises or the Building without, in each instance, the prior written consent of Landlord.

3.	All loading and unloading of goods shall be done only at such times, in the areas and through the entrances designated for such purposes by Landlord.

4.	No loudspeakers or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of the landlord.

5.

No auction, fire, bankruptcy, second-hand or going-out-of-business sales or other promotions or sales (except for periodic sales in the normal course of business) shall be conducted on or about the Premises without the prior written consent of the landlord.

6.	The corridors immediately adjoining the Premises shall not be obstructed by the Tenant, and Tenant shall not place or permit any obstructions in such areas or in the stairwells.

7.

Tenant shall not suffer, allow or permit any vibration, noise, light, odor or other effect to emanate from the Premises, or from any machine or other installation therein, or otherwise suffer, allow or permit the same to constitute a nuisance or otherwise interfere with the safety, comfort or convenience of Landlord or any of the other occupants of the Building or their customers, clients, agents or invitees or any others lawfully in the Building. Tenant shall not store gasoline, kerosene, or any inflammable or combustible or hazardous substance on the Premises without the prior written consent of Landlord. Upon notice by Landlord to Tenant that any of the aforesaid is occurring, Tenant agrees to forthwith remove or control the same.

8.	Tenant’s entry doors shall at all times, except when in actual use, be kept closed.

9.

Tenant shall have the right to move furniture and equipment into and out of the Premises of the Building without the express consent of Landlord; and all moving of same into or out of Premises, by Tenant, shall be done at such time and in such manner as Landlord shall reasonably designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Premises, and also the times and manner of moving the same in and out of the premises. Landlord shall not be responsible for loss or damage to any such safe or property from any cause; but all damage done to the Premises by moving or maintaining any such safe or property shall be repaired at the expense of Tenant by contractors or mechanics named by Landlord.

10.

Upon termination of the Lease, Tenant shall use reasonable efforts to surrender all keys, provided, however, that the surrender of such keys shall not in itself be considered as a termination of the Lease or a surrender of the Premises.

11.

Landlord or Landlord’s representative shall not be liable for excluding any person from the Building who is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

12.

Doors of the Premises are to be closed and securely locked when Tenant closes, and Tenant must observe strict care and caution that all water faucets and other apparatus are shut off before Tenant’s employees leave the Premises.

13.	Tenant shall not disturb, solicit or canvas any occupancy of the Building and shall cooperate to prevent the same.

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into by and between FERRARI PARTNERS, L.P., a Georgia limited partnership (“Landlord”), and COUNTRY MUSIC TELEVISION, INC., a Tennessee corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, K & M Enterprises, a Tennessee general partnership, as the original lessor entered into a Lease Agreement dated March 4, 2002 (the “Lease”), with respect to leasehold premises located at 330 Commerce Street, Nashville, Davidson County, Tennessee (the “Premises”); and

WHEREAS, K & M Enterprises, a Tennessee general partnership, assigned its interest in the Lease to Landlord; and

WHEREAS, the parties have agreed to amend the Lease as more particularly set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants of the parties, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties covenant and agree, and the Lease is amended, as follows:

1.      All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Lease.

2.      Tenant shall lease from Landlord on a temporary basis as set forth herein, space located on the first floor of the Building, consisting of 4,878 square feet, as more particularly shown on the floor plan attached hereto as Exhibit A (the “Temporary Premises”). The Premises, as described in the Lease, shall include the Temporary Premises for the period of Tenant’s occupancy of the Temporary Premises, and the terns of the Lease, as modified herein, governing use and occupancy of the Premises shall also apply to the Temporary Premises during the period of Tenant’s occupancy of the Temporary Premises.

3.      The term of the Lease with respect to the Temporary Premises shall commence on March 1, 2004 and shall continue until and shall expire on April 30, 2004 (the “Initial Expiration Date”). Notwithstanding anything to the contrary contained herein, Tenant and its agents and employees shall have the right to access the Temporary Premises as of the date of this Agreement to prepare the Temporary Premises for Tenant’s occupancy; provided, that such access shall be in compliance with the terms of the Lease except that Tenant shall not be liable for Fixed Minimum Rent or any other rent with respect to the Temporary Premises until March 1, 2004. Tenant shall have one (1) option (the “Extension Option”) to extend the Lease for sixty (60) days with respect to the Temporary Premises. The Extension Option may be exercised by Tenant by providing written notice to Landlord no later than fifteen (15) days prior to the Initial Expiration Date with respect to

1

the Temporary Premises.

4.      Tenant acknowledges that Landlord is actively marketing the Temporary Premises for commercial lease on a long term basis. In the event Landlord enters into a lease with a third party for the Temporary Premises, or any part thereof, during the term of the Lease with respect to the Temporary Premises, Landlord shall have the right to terminate the Lease with respect to the Temporary Premises at any time after the Initial Expiration Date by giving Tenant thirty (30) days’ prior written notice, and upon the expiration of such thirty (30) day period, the Lease shall terminate with respect to the Temporary Premises. The Lease shall terminate with respect to the Temporary Premises on the thirtieth (30th) day after Tenant’s receipt of notice from Landlord of such termination (the “Termination Date”), and neither party shall have any further obligation with respect to the Temporary Space after the Termination Date except such obligations which may have accrued prior to the Termination Date or which expressly survive the termination of the Lease with respect to the Temporary Space.

5.      The Temporary Premises shall be leased by Landlord to Tenant in its AS IS condition. Neither Tenant, its employees, guests, contractors, or other parties in the Temporary Premises at the invitation, request or on account of Tenant shall use, occupy, go into or otherwise be present in the remaining space of Landlord without Landlord’s prior consent.

6.      Tenant may run telephone and data wires to the Temporary Premises at Tenant’s expense. Electrical and other utility usage in the Temporary Premises shall be subject to the limitations and requirements of electrical and utility usage which are set forth in the Lease for the original Premises. No electrical office equipment other than personal computers, telephones, printers, copiers, facsimile machines, televisions, and tape machines may be located on or installed upon the Temporary Premises except with the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion. Refrigerator, microwave oven and coffee maker may be installed only in the existing kitchen space located in the Temporary Premises. All installations of electrical lines and equipment shall be performed by Tenant in accordance with the requirements of the Lease with respect to such matters and applicable building codes and industry standards. Upon termination of the Lease with respect to the Temporary Premises, Tenant shall return the Temporary Premises to Landlord in as good condition as at the commencement of the term of the Lease with respect to the Temporary Premises, broom clean, and with all personal property removed from the Temporary Premises. Tenant shall repair any damage to the Temporary Premises at Tenant’s sole cost and expense.

7.      Fixed Minimum Rent for the Temporary Premises shall be payable on a monthly basis in the amount of $6,666.60 per month, which is based upon an annualized rental rate of $16.40 per square foot. Fixed Minimum Rent shall be payable on the same day of the month as Fixed Minimum Rent is payable for the original Premises under the Lease. Rent for the first month, if for a portion of the month only, shall be payable on the date of commencement of the lease for the Temporary Premises, and such rent shall be prorated for such initial month.

8.      Prior to commencement of the Lease with respect to the Temporary Premises, Tenant shall furnish to Landlord a list of the persons who will occupy the Temporary Premises.

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Landlord shall furnish to Tenant access cards for such occupants, up to a maximum of 25 cards. All such access cards shall be returned by Tenant to Landlord at termination of the Lease with respect to the Temporary Premises.

9.      The following provisions of the Lease shall not be applicable to the Temporary Premises: Article II, Article III, Section 4.2, Section 4.4, Exhibit C.

10.      Except as otherwise set forth herein, the Lease remains unmodified and in full force and effect.

11.      This instrument contains the entire agreement of the parties and may not be amended or modified accept by an agreement in writing executed between the parties hereto.

IN WITNESS WHEREOF, this instrument has been executed this 12th day of February, 2004.

LANDLORD:

FERRARI PARTNERS, L.P.,
a Georgia limited partnership

	By:	FERRARI MANAGEMENT COMPANY, LLC,
a Georgia limited liability company, General Partner

By:	/s/ Chad M. Ferrari
Chad M. Ferrari, Partner

TENANT:

COUNTRY MUSIC TELEVISION, INC.,
a Tennessee corporation

By:	/s/ David H. Williamson
Name: David H. Williamson
Title: V.P. Real Estate

3

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT is made and entered into by and between FERRARI PARTNERS, L.P., a Georgia limited partnership (“Landlord”), and COUNTRY MUSIC TELEVISION, INC., a Tennessee corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, K & M Enterprises, a Tennessee general partnership, as the original lessor entered into a Lease Agreement dated March 4, 2002 (the “Lease”), with respect leasehold premises located at 330 Commerce Street, Nashville, Davidson County, Tennessee (the “Premises”); and

WHEREAS, K & M Enterprises, a Tennessee general partnership, assigned its interest in the Lease to Landlord; and

WHEREAS, the parties entered into the First Amendment to Lease Agreement dated February 12, 2004 (the “First Amendment”), pursuant to which Landlord leased to Tenant additional space, which is therein called the “Temporary Premises,” pursuant to the terms and provisions set forth therein, and the parties have agreed to further amend Lease to extend the term of the lease of the Temporary Premises pursuant to the terms and provisions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants of the parties, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties covenant and agree, and the Lease is amended, as follows:

1.      Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Lease, as previously amended.

2.      The term of the lease of the Temporary Premises is extended from the Initial Expiration Date of April 30, 2004 until and including October 31, 2004 (the “Extended Expiration Date”).

3.      The one (1) Extension Option granted to Tenant in Section 3 of the First Amendment is terminated, and shall be of no further force and effect.

4.      Fixed Minimum Rent for the Temporary Premise’s shall continue to be payable on a monthly basis in the amount of $6,666.60 per month as set forth in Section 7 of the First Amendment.

5.      Section 4 of the First Amendment is hereby amended to provide that Landlord shall have the right to terminate the Lease with respect to the Temporary Premises at any time after the Initial Expiration Date (as such term is defined therein) by giving Tenant forty-five (45) days’ prior written notice. The Lease shall terminate with respect to the Temporary Premises on the forty-fifth (45th) day after Tenant’s receipt of such notice from Landlord of such termination (the “Termination Date”), and neither party shall have any further obligation with respect to the Temporary Space after the Termination Date except such obligations which may have accrued prior to the

1

Termination Date or which expressly survive the termination of the Lease with respect to the Temporary Space.

6.   The terms and provisions of the Lease, as modified by the First Amendment, shall continue in full force and effect and shall govern the use and occupancy of the Temporary Premises by Tenant, except as specifically set forth herein.

7.   Except as otherwise set forth herein, the Lease remains and shall continue in full force and effect. This instrument contains the entire agreement of the parties and may not be amended or modified except by an agreement in writing executed between the parties hereto.

IN WITNESS WHEREOF, this instrument has been executed this 30th day of April, 2004.

LANDLORD:

FERRARI PARTNERS, L.P.,
a Georgia limited partnership

By:	FERRARI MANAGEMENT COMPANY, LLC,
a Georgia limited liability company, General Partner

By:	/s/ Chad M. Ferrari
Chad M. Ferrari

TENANT:

COUNTRY MUSIC TELEVISION, INC.,
a Tennessee corporation

By:	/s/ David H. Williamson
David H. Williamson
Vice President Real Estate

2

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT is made and entered into by and between FERRARI PARTNERS, L.P., a Georgia limited partnership (“Landlord”), and COUNTRY MUSIC TELEVISION, INC., a Tennessee corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, K & M Enterprises, a Tennessee general partnership, as the original lessor entered into a Lease Agreement dated March 4, 2002 (the “Lease”), with respect to leasehold premises located at 330 Commerce Street, Nashville, Davidson County, Tennessee (the “Premises”); and

WHEREAS, K & M Enterprises, a Tennessee general partnership, assigned its interest in the Lease to Landlord; and

WHEREAS, the parties entered into the First Amendment to Lease Agreement dated February 12, 2004 (the “First Amendment”), pursuant to which Landlord leased to Tenant additional space, which is therein called the “Temporary Premises,” pursuant to the terms and provisions set forth therein, and the parties entered into a Second Amendment to Lease Agreement dated April 30, 2004 (the “Second Amendment”) pursuant to which the term of the lease of the Temporary Premises was extended, and the parties have agreed to further amend Lease to extend the term of the lease of the Temporary Premises pursuant to the terms and provisions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants of the parties, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties covenant and agree, and the Lease is amended, as follows:

1.      Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Lease, as previously amended.

2.      The term of the lease of the Temporary Premises is extended from October 31, 2004 until and including April 30, 2005 (the “Extended Expiration Date”).

3.      Fixed Minimum Rent for the Temporary Premises shall continue to be payable on a monthly basis in the amount of $6,666.60 per month as set forth in Section 7 of the First Amendment.

4.      The terms and provisions of the Lease, as modified by the First Amendment and the Second Amendment, shall continue in full force and effect and shall govern the use and occupancy of the Temporary Premises by Tenant, except as specifically set forth herein.

5.   Except as otherwise set forth herein, the Lease remains and shall continue in full force and effect. This instrument contains the entire agreement of the parties and may not be amended or modified except by an agreement in writing executed between the parties hereto.

IN WITNESS WHEREOF, this instrument has been executed this 3rd day of November, 2004.

LANDLORD:

FERRARI PARTNERS, L.P.,
a Georgia limited partnership

	By:	FERRARI MANAGEMENT COMPANY, LLC,
a Georgia limited liability company, General Partner

	By:	/s/ Chad M. Ferrari
Chad M. Ferrari
TENANT:

COUNTRY MUSIC TELEVISION, INC.,
a Tennessee corporation

By:	/s/ David H. Williamson
Name: David H. Williamson
Title: Vice President- Real Estate

FOURTH AMENDMENT TO LEASE AGREEMENT

THIS FOURTH AMENDMENT TO LEASE AGREEMENT is made and entered into by and between FERRARI PARTNERS, L.P., a Georgia limited partnership (“Landlord”), and COUNTRY MUSIC TELEVISION, INC., a Tennessee corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, K & M Enterprises, a Tennessee general partnership, as the original lessor entered into a Lease Agreement dated March 4, 2002, a First Amendment to Lease Agreement dated February 12, 2004, a Second Amendment to Lease Agreement dated April 30, 2004 and a Third Amendment to Lease Agreement dated November 3, 2004 (collectively, the “Lease”), with respect leasehold premises located at 330 Commerce Street, Nashville, Davidson County, Tennessee (the “Premises”); and

WHEREAS, K & M Enterprises, a Tennessee general partnership, assigned its interest in the Lease to Landlord; and

WHEREAS, the parties have agreed to further amend Lease to extend the term of the lease of the Temporary Premises pursuant to the terms and provisions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants of the parties, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties covenant and agree, and the Lease is amended, as follows:

1.      Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Lease, as previously amended.

2.      The term of the lease of the Temporary Premises is extended on a month-to-month basis from and after the Extended Expiration Date of April 30, 2005. Either party hereto shall have the right to terminate the Lease with respect to the Temporary Premises upon thirty (30) days’ written notice to the other party.

5.      Except as otherwise set forth herein, the Lease remains and shall continue in full force and effect. This instrument contains the entire agreement of the parties and may not be amended or modified except by an agreement in writing executed between the parties hereto.

1

IN WITNESS WHEREOF, this instrument has been executed this          day of August, 2005 and is effective the 1st day of May, 2005.

LANDLORD:

FERRARI PARTNERS, L.P.,
a Georgia limited partnership

	By:	FERRARI MANAGEMENT COMPANY, LLC,
a Georgia limited liability company, General Partner

	By:	/s/ Chad M. Ferrari
Chad M. Ferrari

TENANT:

COUNTRY MUSIC TELEVISION, INC.,
a Tennessee corporation

By:	/s/ David H. Williamson
Name: David H. Williamson
Title: V.P. Real Estate

2

FIFTH AMENDMENT TO LEASE AGREEMENT

THIS FIFTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into by and between FERRARI PARTNERS, L.P., a Georgia limited partnership (“Landlord”) and COUNTRY MUSIC TELEVISION, INC., a Tennessee corporation (“Tenant”).

WITNESSETH:

WHEREAS, K & M Enterprises, a Tennessee general partnership, as the original lessor entered into a Lease Agreement dated March 4, 2002 (the “Lease Agreement”) with respect to leasehold Premises located at 330 Commerce Street, Nashville, Davidson County, Tennessee; and

WHEREAS, K & M Enterprises, a Tennessee general partnership, assigned its interest in the Lease to Landlord; and

WHEREAS, the Lease Agreement was previously amended by First Amendment to Lease Agreement dated February 12, 2004 (the “First Amendment”), by Second Amendment to Lease Agreement dated April 30, 2004 (the “Second Amendment”), by Third Amendment to Lease Agreement dated November 3, 2004 (the “Third Amendment”) and by Fourth Amendment to Lease Agreement dated August 9, 2005 (the Lease Agreement, as amended, is herein called the “Lease”); and

WHEREAS, the parties have agreed that additional space shall be leased by Landlord to Tenant and that the Lease shall be further amended all as set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants of the parties, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties covenant and agree, and the Lease is amended, as follows:

1.      Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Lease, as previously amended, and as amended hereby.

2.      Landlord leases to Tenant additional space consisting of the entire Second Floor of the Building, consisting of 28,672 rentable square feet, in addition to the space currently defined as the Premises as set forth in the Lease. Accordingly, the indicated provisions of the Lease are amended as follows:

(a)      In Section 1.1, “Fundamental Lease Provisions,” the definition of “NET RENTABLE AREA OF PREMISES” is amended to read as follows:

57,345 square feet on the Third and Fourth Floors of the Building and 28,672 square feet on the Second Floor of the Building for a total of 86,017 square feet.

(b)      The first two sentences of Subsection (a), Section 2.1, “Premises,” are amended to read as follows:

Landlord hereby leases to Tenant and Tenant hires and takes from Landlord the premises (the “Premises”) comprising the entire Third, Fourth and Second Floors of the office Building known as 330 Commerce Street, Nashville, Tennessee (the “Building”) located within the parcel of air space (the “Parcel”) described on Exhibit “A” attached hereto. The Premises contain 57,345 rentable square feet on the Third and Fourth Floors, and 28,672 rentable square feet on the Second Floor, and are delineated on the Space Plans attached hereto as Exhibit “B”.

(c)      The drawing of the floor plan of the Second Floor of the Building showing the additional space on the Second Floor to be included with the Premises which is shown as the Exhibit “B” attached hereto, shall be included with the Exhibit “B” to the Lease.

(d)      The additional 28,672 rentable square feet which is included within the Lease herein, shall be a part of the Premises as defined in the Lease, but is also designated as the “Expansion Premises” herein. The initial 57,345 rentable square feet of the Premises is herein sometimes called the “Initial Premises.”

3.      The first paragraph of Section 2.2, “Term; Renewal Terms,” is amended as follows:

(a)      The Commencement Date of the Lease for the Expansion Premises shall be the date of issuance of a Certificate of Occupancy, or other equivalent certificate, by the Metropolitan Government of Nashville and Davidson County on completion of Tenant’s Work for the Expansion Premises, or June 1, 2006, whichever is earlier.

(b)      The term of the Lease for the Expansion Premises shall be eighty four (84) months from the Rent Commencement Date and the term of the Lease for the Initial Premises shall be extended to the date eighty four (84) months after the Rent Commencement Date for the Expansion Premises. Landlord and Tenant shall execute a letter agreement verifying the actual Rent Commencement Date if earlier than June 1, 2006. If no letter agreement setting an earlier Rent Commencement Date is executed, then the Rent Commencement Date shall be June 1, 2006. In the event the Rent Commencement Date is June 1, 2006, then the Termination Date of the initial term of the Lease shall be eighty four (84) months thereafter, which Termination Date shall be May 31, 2013. The Termination Date of September 30, 2009 contained in Section 1.1, “Fundamental Lease Provisions,” is changed to the Termination Date to be determined as set forth in this Section.

(c)      The Rent Commencement Date for the Expansion Premises all be the date four (4) months after the date of occupancy of the Expansion Premises by Tenant, or June 1, 2006, whichever is earlier.

(d)   Tenant may have access to the Expansion Premises upon the mutual execution and delivery of this Amendment for the purpose of installation of equipment by Tenant in accordance with the provisions hereof. Tenant’s access pursuant to this paragraph (d) shall not constitute occupancy of the Expansion Premises for purposes of this Section 3 and Tenant shall have no obligation to pay Fixed Minimum Rent by reason of such access.

4.   The second, third and fourth paragraphs of Section 2.2, “Term; Renewal Teams,” governing Renewal Terms, are amended as follows:

(a)   Tenant shall continue to have two (2) Renewal Options of sixty (60) additional months each following expiration of the initial term, as extended by this Amendment. The terms and provisions of the Renewal Options shall continue to be governed by the provisions of Section 2.2, “Term; Renewal Terms,” except that:

(i)   The Fixed Minimum Rent for the Premises during the first Renewal Term shall be as follows:

Year One	$19.10 per square foot or $136,910.39 per month
Year Two	$19.50 per square foot or $139,777.62 per month
Year Three	$19.90 per square foot or $142,644.85 per month
Year Four	$20.30 per square foot or $145,512.09 per month
Year Five	$20.70 per square foot or $148,379.32 per month

(ii)   The Fixed Minimum Rent for the second Renewal Term shall be at ninety five percent (95%) of the Prevailing Rent, to be determined as provided in Section 2.2.

5.   The term of the leases of the Parking Area under Section 2.1, Subsection (b), and the Additional Spaces under Section 2.1, Subsection (c), are extended until the Termination Date of the Lease, as defined in this Amendment. There shall be no Renewal Terms of the leases of the Parking Area or Additional Spaces, except as otherwise agreed to in writing by the parties hereto. Otherwise, the leases of the Parking Area and the Additional Spaces are subject to all the terms and provisions of Subsections (b) and (c) of Section 2.1.

6.   The provisions of Section 2.3, “Completion and Occupancy,” are amended to provide that Landlord leases the Expansion Premises to Tenant on an AS IS basis, and Landlord shall not be required to perform any work on the Expansion Premises or with respect to the internal stairwell between the second and third floors of the Building. Notwithstanding the foregoing, Landlord agrees to deliver vacant, broom clean possession of the Expansion Premises upon full execution of this Amendment. If Tenant elects to open the internal stairwell and has received all required permits and/or approvals from the appropriate governmental authority, Landlord hereby agrees to consent to such construction; provided, however, that Tenant agrees to use commercially reasonable efforts to construct the internal stairwell using a similar width and similar railings as currently used on the internal stairwell connecting the Third and Fourth Floors of the Building. If Tenant does not elect to open the internal stairwell, Tenant shall have the right, at Tenant’s election, to (x) erect drywall to cover the existing two (2) doors located by such internal staircase or (y) erect drywall to cover the entire glass enclosure enclosing such internal. Accordingly, there is no “Landlord’s Work” for the Expansion Premises or with respect to, or on, such internal stairwell. Tenant shall have full responsibility for performance of all leasehold improvements on the Expansion Premises. Landlord represents and warrants that as of the date hereof, all Building systems servicing the Expansion Premises (i.e., HVAC, plumbing, electrical and mechanical) shall be in good repair and working order.

7.   Tenant shall perform at Tenant’s sole cost and expense all improvements to the Premises necessary or desired by Tenant for Tenant’s occupancy of or expansion to the Expansion Premises. Landlord shall have no responsibility for any such improvements, and there shall be no Landlord’s Work for the Expansion Premises, or with respect to the internal stairwell between the second and third floors of the Building, or with respect to any work or reconfiguration by Tenant on the third and fourth floors of the Premises on account of its occupancy of or expansion to the Expansion Premises. To this end Section 2.3, “Completion and Occupancy,” and all of Article III, “Construction,” which includes Sections 3.1 through 3.3 shall govern the Tenant’s improvement and occupancy of the Premises, except for the following modifications:

(a)   In Section 2.3.1 the right granted by Landlord to Tenant to demolish existing improvements is extended to demolition of existing improvements on the Expansion Premises and the opening of the internal stairwell as set forth in Section 6 above. The reference to Landlord’s obligation to deliver the thirty (30) Ton Trane rooftop unit is deleted, since the Landlord has completed this obligation. The second, third, fourth, fifth and sixth paragraphs of Section 2.3.1 are deleted in their entirety, since these paragraphs are applicable only to Landlord’s obligation to perform certain work with respect to the Initial Premises which has been completed.

(b)   The provisions of Section 2.3.2 shall be applicable to Tenant’s Work on the Premises (including the Expansion Premises), except that there shall be no Landlord’s Work on the Expansion Premises, or with respect to the internal stairwell between the second and third floors of the Building, or with respect to any work or reconfiguration by Tenant on the third and fourth floors of the Premises on account of its occupancy of or expansion to the Expansion Premises. Tenant shall have all the obligations for completion of construction and compliance with applicable laws and regulations, including the Americans with Disabilities Act, which are set forth in Section 2.3.2.

(c)   Tenant shall submit to Landlord, prior to commencement of any demolition or any construction of Tenant’s Work on the premises (including the Expansion Premises), the final plans and drawings for such work for Landlord’s review and approval, as provided in Section 2.3.3, which plans and drawings shall include those for any work or reconfiguration by Tenant on the third and fourth floors of the Premises on account of its occupancy of or expansion to the Expansion Premises. The reference to the third and fourth floors in the second sentence of Section 2.3.3 shall be changed to refer to the “Expansion Premises.” Notwithstanding Section 2.3.3, in the event review of the final plans and drawings by Landlord requires, in the reasonable judgment of Landlord, review by a structural, electrical or mechanical engineer, then the allowable review period shall be extended to a period equal to twelve (12) business days after delivery to Landlord of the last to be delivered report of the engineers consulted to review the plans and drawings. In the event Landlord fails to approve or disapprove the plans and drawings within such twelve (12) day period, Landlord shall be deemed to have granted its approval. The final plans and drawings for construction of the Expansion Premises shall be automatically included as Exhibit “C” to the Lease upon approval by Landlord. Additionally, any movement of electrical equipment, machinery or other items from an area on the third or fourth floor which is separately metered for electric usage, as provided under Section 5.1, (and therefore off the separate meter) to an area in the Premises (whether in the Expansion Premises or on the Third or Fourth Floor) that is not separately metered is subject to Landlord’s prior review and approval, which approval shall not be unreasonably withheld, conditioned or delayed.

(d)      Section 3.1, “Construction of Premises; Tenant’s Work,” is amended to provide that during performance of Tenant’s Work,

(i)       Tenant must make all deliveries to the Premises through the loading dock and Tenant will not be afforded access to the Premises through the lobby or front entrance of the Building, except that Landlord will grant permission to allow delivery through the front entrance of the Building before or after normal business hours for items which are too large to be delivered through the loading dock hallways if such permission is specifically requested prior to delivery; provided, further, that Landlord will entertain requests to allow delivery of oversized items through the front entrance of the Building in circumstances in which delivery before or after normal business hours is impractical, and in these situations consent of Landlord will not be unreasonably withheld, conditioned or delayed;

(ii)     Tenant will not be allowed to use the top floor of the Parking Area as a staging area;

(iii)    On a daily basis, Tenant will work with general contractor to insure they shall use commercially reasonable efforts to: (1)control the dust caused from demolition and construction during the performance of Tenant’s Work and (2) keep all parts of the Building outside of the Expansion Premises free from dust and demolition and construction debris and materials; and

(iv)    Landlord may charge Tenant for, and Tenant shall pay upon thirty (30) days written demand therefor, all reasonable costs for any (1) extra cleaning of the Building (outside the Expansion Premises) which must reasonably be done on account of dust or debris from the demolition and construction in the Expansion Premises, (2) extra filters for, or cleaning, maintenance and repair of, the HVAC or other systems serving the Building, which must reasonably be done on account of dust or debris from the demolition and construction in the Expansion Premises; and to return such systems back to their pre-demolition and pre-construction condition, normal wear and tear accepted, and (3) damage to elevators caused by Tenant from Tenant’s demolition or construction activity.

As provided in Section 3.1, Tenant shall not be charged for normal use of electricity and HVAC, or for use of elevators or freight dock during Tenant’s performance of Tenant’s Work for the Expansion Premises.

8.       Section 4.2, “Fixed Minimum Rent,” is modified as follows:

(a)       Fixed Minimum Rent for the Initial Premises shall continue to be paid through September 30, 2009, which is the end of lease year 7 of the initial term of the Lease, as provided in Section 4.2 of the Lease.

(b)        From October 1, 2009 through the Lease Termination Date determined as provided in this Amendment (which shall be the date eighty four (84) months after the Rent Commencement Date for the Expansion Premises), Fixed Minimum Rent for the Initial Premises shall be as follows:

10/1/09 through 5/31/10	$83,628.13 per month ($17.50 per square foot)
6/1/10 though 5/31/11	$85,539.63 per month ($17.90 per square foot)
6/1/11 through 5/31/12	$87,451.13 per month ($18.30 per square foot)
6/1/12 through
Termination Date	$89,362.63 per month ($18.70 per square foot)

(c)        Fixed Minimum Rent for the Expansion Premises shall be payable as follows:

Rent Commencement Date
through 5/31/07	$38,946.13 per month ($16.30 per square foot)
6/1/07 through 5/31/08	$39,901.87 per month ($16.70 per square foot)
6/1/08 through 5/31/09	$40,857.60 per month ($17.10 per square foot)
6/1/09 through 5/31/10	$41,813.33 per month ($17.50 per square foot)
6/1/10 through 5/31/11	$42,769.07 per month ($17.90 per square foot)
6/1/11 through 5/31/12	$43,724.80 per month ($18.30 per square foot)
6/1/12 through Termination Date	$44,680.53 per month ($18.70 per square foot)

(d)       Landlord agrees to reduce the Fixed Minimum Rent for the Premises as an incentive for Tenant to occupy the entire Expansion Premises, by the amount of $9,769.01 monthly for the balance of the initial term of the Lease, as extended hereby, and as a further incentive to defer the out-of-pocket improvement costs incurred by Tenant, Landlord agrees to refund $410,298.60 of the aggregate amount of the above incentive within 30 days of the full execution of this Amendment and the remaining $410,298.60 of the aggregate amount on or before December 1, 2005.

(e)   In the event of exercise by Tenant of any of the Renewal Options granted in the Lease, as modified herein, then Landlord agrees to a Tenant improvement allowance of $1.50 per rentable square foot per year of the Renewal Term, to be used for improvements to the Premises.

9.       Section 4.4, “Operating Expenses,” is amended as follows:

(a)       For the Initial Premises, Tenant shall continue to pay Operating Expenses computed as set forth in Section 4.4.1 of the Lease. Tenant’s Percentage of the net rentable area of the Building to be used in computation of the Operating Expenses for the Initial Premises shall continue to be fifty percent (50%) as provided in Section 4.4.1.

(b)       For the Expansion Premises, Tenant shall pay Operating Expenses as set forth in Section 4.4.1 in addition to the Fixed Minimum Rent for the Expansion Premises, except that the following changes shall be made in Section 4.4.1 for purposes of computation of Operating Expenses for the Expansion Premises:

(i)   The amount of Operating Expenses to be paid for the Expansion Premises shall be the increase in Operating Expenses paid in any calendar year in excess of the actual Operating Expenses paid in the year Tenant takes occupancy of the Expansion Premises, which shall be the Base Year for computation for Operating Expenses for the Expansion Premises.

(ii)   Tenant’s Percentage of the net rentable area of the Building for purposes of computation of Tenant’s share of increase in Operating Expenses for the Expansion Premises shall be twenty five percent (25%) and shall assume a ninety five percent (95%) occupancy for the Building.

10.     Section 5.1, “Utilities,” is amended to provide that the first forty (40) hours of After-Hours HVAC furnished to Tenant in the Expansion Premises only will be furnished by Landlord at no charge to Tenant. (Such forty hours of no-charge After-Hours HVAC is over the entire term of the Lease, and not forty hours per month or year.) Thereafter, After-Hours HVAC shall be furnished at the cost charged as determined under Section 5.1. Furnishing of HVAC, electrical and other utility services shall be as set forth in Section 5.1, and Exhibit D concerning HVAC, and the provisions regarding “Excess Electric Usage (and Tenant’s obligations therefor) shall continue to be in effect and apply to the Premises (including the Expansion Premises).

11.     Section 6.4, “Services,” is amended to provide that Landlord’s management staff will be available to Tenant on a twenty-four (24) hour basis. Notwithstanding the above, Landlord’s staff will respond to an emergency call within a maximum time limit two (2) hours after a call is initiated at the telephone number or pager number furnished by Landlord to Tenant. The providing of this response to an emergency is subject to the provisions of Section 6.4 of the Lease. Landlord shall hold Tenant harmless for any performance of services by an employee of Tenant, or a contractor or an agent of Tenant, who is requested by Landlord to reset or otherwise provide services for the Building fire alarm or elevator systems and shall indemnify Tenant from all claims, damages or expenses arising from such performance of service.

Notwithstanding anything in the Lease to the contrary, unless and until Landlord leases the first floor of the Building to a third party, any additional Operating Expenses for security purposes will be paid by Tenant. In the event Landlord leases the first floor to an outside, unrelated third party (i.e., not related to Tenant, its parent, or any subsidiaries of parent) during the term of the we, or any renewal thereof, Landlord will be responsible for one fourth (1/4) of the cost of one lobby security guard between the hours of 8:00 a.m. and 5:00 p.m., Monday through Friday. Landlord will provide security for the vacant portions of the first floor space and access thereto, upon Tenant’s occupancy of the second floor. In the event Landlord leases the first floor to a third party tenant, Landlord will assume responsibility for the Building security costs, and in this event Tenant will reimburse Landlord for the following standard Building security personnel: one (1) position of front lobby security guard filled 24 hours, 7 days per week; one (1) security guard patrolling the parking garage 40 hours per week; and one (1) Security Supervisor. Landlord will pay for one-fourth ( 1/4) of the cost of one (1) lobby security guard between the hours of 8 a.m. and 5 p.m., Monday through Friday, on a monthly basis at the actual rates charged by security company. Tenant will continue the management of their security staff. Notwithstanding anything to the contrary contained herein, Tenant shall, at Tenant’s sole cost and expense, arrange for any additional security required by Tenant for any special events hosted by Tenant in the Building.

Landlord will pay up to the sum of $3,000.00 for installation by Tenant of an elevator security system in the parking garage elevators, provided that such installation is approved in advance by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

As long as Tenant remains the only tenant in the Building, up to two (2) employees of Tenant may be trained on the card reader system for employee badges and such trained Tenant employees may have access to the Building security system for employee badges for the purpose of updating Tenant’s security badges only. Tenant shall be fully responsible and liable for any negligence or willful misconduct of employees of Tenant arising out of access to the security system or harm to the security system caused by an employee of Tenant.

12.     Section 7.2.2 is amended to provide that the cost of any non-structural alterations or improvements to the Premises not requiring Landlord’s approval is increased from an amount less than $25,000.00 to an amount less than $75,000.00.

13.       Section 7.2.3 is amended to provide that Landlord will respond to a written request from Tenant for consent to the assignment or subletting of the Premises within thirty (30) days after such written request, together with audited financial statements of the proposed assignee or sublessee, is delivered in accordance with the notice requirement of the Lease. Landlord’s failure to respond within such thirty (30) day period shall be deemed to be Landlord’s consent to such assignment or subletting. All income from an assignment or subletting in excess of the applicable Fixed Minimum Rent and other items of Rent, less the actual out of pocket costs of legal fees and brokerage commissions, not in excess of market rates for comparable downtown office space in Nashville, Tennessee, incurred by Tenant in connection with such assignment or subletting, provided in the Lease shall be divided fifty percent (50%) to Landlord and fifty percent (50%) to Tenant.

14.       Section 10.1, “Notices,” is amended to provide that the notice address for the Landlord shall be as follows:

Ferrari Partners, L.P.

Attn: Keith Ferrari/Chad Ferrari

357 Riverside Drive, Suite 230A

Franklin, Tennessee 37064

Telephone: 615-591-2727

Facsimile: 615-591-2722

And that the notice address for the Tenant shall be as follows:

Country Music Television, Inc.

Attn: General Manager

330 Commerce Street

Nashville, Tennessee 37201

With a copy to:

Viacom Inc.

1515 Broadway, 45th Floor

New York, New York 10036

Attention: General Council

15.     Section 10.15, “Right of First Refusal; Right to ‘Expand,” is amended as follows:

(a)       Section 10.15.1 is amended to provide:

(i)       That the word “ongoing” is inserted in front of the phrase “right of first refusal” on the second line of Section 10.15.1.

(ii)       In the event Tenant exercises its right of first refusal to lease the entire first floor during the first thirty six (36) months of the lease of the Expansion

Premises, the Fixed Minimum Rent for the first floor shall be at the same per square foot rate or rates as the Fixed Minimum Rent for the Expansion Premises for the same period and the term of the Lease shall be the remaining term of the Lease as extended hereby. Tenant shall pay all other charges and Rent as set forth in the Lease, as amended hereby and the lease of the first floor shall be otherwise subject to the provisions hereof, except that any rent rebate, or other similar concession, will be given on a prorata basis based on the remaining percentage of the eighty four (84) month term of the lease of the Expansion Premises using a rebate amount of $19.50 per square foot. To calculate the amount of rebate, the number of square feet of the entire first floor will be multiplied by $19.50, and the product of this calculation will be multiplied by the percentage of the lease term of the Expansion Premises remaining to run as of the commencement of the lease of the right of first refusal premises.

If Tenant exercises its right of first refusal to lease the entire first floor after thirty six (36) months from the Commencement Date of the lease of the Expansion Premises, then the Fixed Minimum Rent shall be an amount equal to the Prevailing Rent, calculated in accordance with the procedures set forth in Section 2.2 of the Lease without rebate. All other amounts payable under the Lease, whether Rent or otherwise, shall be the amounts set forth or as determined in the Lease as amended hereby.

In the event Tenant exercises its right of first refusal to lease less than the entire first floor at any time during the term of the Lease, then the terms and conditions of the lease of such portion of the first floor shall be the same terms and conditions of the third party offer presented to Tenant on the basis of which Tenant exercises its right of first refusal

(b)       The parties acknowledge and agree that the one time Expansion Right granted to Tenant in Section 10.15.2 has expired and is of no further force and affect.

16.       Landlord further leases to Tenant effective upon the date of execution hereof an additional 5,000 rentable square feet of space on the first floor of the Building, the location of which. is more particularly described on Exhibit C attached hereto and incorporated herein, for use by Tenant as transition space (the “Transition Space”), said Lease to be for a period of ten (10) months or until 30 days after occupancy of Second Floor, whichever is later, provided that any such lease shall be terminable on thirty (30) days’ written notice by Landlord to Tenant if Landlord leases the entire first floor to a third party. In the event Landlord leases a portion but not the entire first floor to a third party (the “Third Party Space”), Landlord shall have the right upon thirty (30) days’ prior notice, provided .commercially comparable space is available, to relocate the Transition Space (the “Relocated Transition Space”). Tenant hereby agrees to waive any claims (but specifically excluding any claims arising from the negligence or willful misconduct of Landlord or Landlord’s employees, agents or contractors) against Landlord for interference with Tenant’s use or occupancy of the Relocated Transition Space resulting from the initial build out of the Third Party Space. In the event Tenant, in its sole and absolute discretion, deems the Relocated Transition Space unsuitable for Tenant’s purposes, Tenant shall have the right to terminate such lease upon ten (10) days’ prior notice to Landlord. Fixed Minimum Rent for the Transition Space for the first six (6) months of the lease will be free.

Thereafter, rent for months seven (7) through ten (10), or until after 30 days after occupancy of Second Floor, will be at the rate of $16.40 per rentable square foot, payable on the first day of each month, in advance. If Tenant needs to expand the square footage of the “Transition Space” during the above referenced term, Tenant shall pay, following Tenant’s occupancy of such expanded transition space, $16.40 per rentable square foot for any square footage over the 5,000 square feet on the date of occupancy.

17.       The Lease is further amended to the extent necessary to conform to the foregoing. Except as otherwise set forth herein, this Lease remains unmodified and in full force and effect. This Amendment contains the entire agreement of the parties and may not be amended or modified except by an agreement in writing executed between the parties hereto. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been executed this          day of August, 2005.

LANDLORD:

FERRARI PARTNERS, L.P.,
a Georgia limited partnership

By:	FERRARI MANAGEMENT COMPANY, LLC,
a Georgia limited liability company, General Partner

By: /s/ Chad M. Ferrari
Chad M. Ferrari, Secretary

TENANT:

COUNTRY MUSIC TELEVISION, INC.,
a Tennessee corporation

By: /s/ David H. Williamson
Name: David H. Williamson
Title: V.P. Real Estate

SIXTH AMENDMENT TO LEASE AGREEMENT

THIS SIXTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into by and between FERRARI PARTNERS, L.P., a Georgia limited partnership (“Landlord”), and COUNTRY MUSIC TELEVISION, INC., a Tennessee corporation (“Tenant”).

W I T N E S SE T H:

WHEREAS, Landlord (as successor-in-interest to K & M Enterprises, a Tennessee general partnership, the original lessor) and Tenant are parties to that certain Lease Agreement dated March 4, 2002, as modified by a First Amendment to Lease Agreement dated February 12, 2004, a Second Amendment to Lease Agreement dated April 30, 2004, a Third Amendment to Lease Agreement dated November 3, 2004, Fourth Amendment to Lease Agreement dated August 9, 2005, and a Fifth Amendment to Lease Agreement dated September 16, 2005 (collectively referred to hereinafter as, the “Lease”), with respect leasehold premises located at 330 Commerce Street, Nashville, Davidson County, Tennessee (the “Premises”); and

WHEREAS, the parties have agreed to further amend the Lease as more particularly set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants of the parties, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties covenant and agree, and the Lease is amended, as follows:

1.         All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Lease.

2.         Tenant shall lease from Landlord on a temporary basis as set forth herein, space located on the first floor of the Building, consisting of approximately 2,880 square feet, as more particularly shown on the floor plan attached hereto as Exhibit A (the “Second Temporary Premises”). The Premises, as described in the Lease, shall include the Second Temporary Premises for the period of Tenant’s occupancy of the Second Temporary Premises, and the terms of the Lease, as modified herein, governing use and occupancy of the Premises shall also apply to the Second Temporary Premises during the period of Tenant’s occupancy of the Second Temporary Premises.

3.         The term of the Lease with respect to the Second Temporary Premises shall commence on March 17, 2006 and shall continue until and shall expire on April 7, 2006. Notwithstanding anything to the contrary contained herein, Tenant and its agents and employees shall have the right to access the Second Temporary Premises as of the date of this Agreement to prepare the Second Temporary Premises for Tenant’s occupancy; provided, that such access shall be in compliance with the terms of the Lease except that Tenant shall not be liable for Fixed Minimum Rent or any other rent with respect to the Second Temporary Premises until March 17th, 2006. Tenant acknowledges that Landlord is actively marketing the Second Temporary Premises for

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commercial lease on a long term basis. As provided herein and with Landlord’s approval, Tenant shall have the right to extend the term of the Lease with respect to the Second Temporary Premises on a week-by week basis, upon providing written notice to Landlord no later than three (3) days prior to the then current expiration date with respect to the Second Temporary Premises.

4.       The Second Temporary Premises shall be leased by Landlord to Tenant in its “AS- IS” condition. Neither Tenant, its employees, guests, contractors, or other parties in the Second Temporary Premises at the invitation, request or on account of Tenant shall use, occupy, go into or otherwise be present in the remaining space of Landlord without Landlord’s prior consent.

5.       Tenant may run telephone and data wires to the Second Temporary Premises at Tenant’s expense. Electrical and other utility usage in the Second Temporary Premises shall be subject to the limitations and requirements of electrical and utility usage which are set forth in the Lease for the original Premises. No electrical office equipment other than personal computers, telephones, printers, copiers, facsimile machines, televisions, and tape machines may be located on or installed upon the Second Temporary Premises except with the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion. All installations of electrical lines and equipment shall be performed by Tenant in accordance with the requirements of the Lease with respect to such matters and applicable building codes and industry standards. Upon termination of the Lease with respect to the Second Temporary Premises, Tenant shall return the Second Temporary Premises to Landlord in as good condition as at the commencement of the term of the Lease with respect to the Second Temporary Premises, broom clean, and with all personal property removed from the Second Temporary Premises. Tenant shall repair any damage to the Second Temporary Premises at Tenant’s sole cost and expense.

6.       Fixed Minimum Rent for the Second Temporary Premises shall be payable on a monthly basis in the amount of $4,032.00 per month, which is based upon an annualized rental rate of $16.80 per square foot. Fixed Minimum Rent shall be payable on the same day of the month as Fixed Minimum Rent is payable for the original Premises under the Lease. Rent for the first month, if for a portion of the month only, shall be payable on the date of commencement of the lease for the Second Temporary Premises, and such rent shall be prorated for such initial month and each month of occupancy thereafter. In amplification of the foregoing, the Fixed Minimum Rent payable with respect to the Second Temporary Premises for the month of March 2006 shall be $1,950.97 (equal to the sum of $4,032.00 multiplied by a fraction, the numerator of which is the number of days of the Term occurring in March 2006 (15 days) and the denominator of which is 31).

7.       Prior to commencement of the Lease with .respect to the Second Temporary Premises, Tenant shall furnish to Landlord a list of the persons who will occupy the Second Temporary Premises.

8.       The following provisions of the Lease shall not be applicable to the Second Temporary Premises: Article II, Article III, Section 4.2, Section 4.4, and Exhibit C of the original Lease, and the provisions of all subsequent amendments.

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9.     Except as otherwise set forth herein, the Lease remains unmodified and in full force and effect.

10.   This instrument contains the entire agreement of the parties and may not be amended or modified accept by an agreement in writing executed between the parties hereto.

IN WITNESS WHEREOF, this instrument has been executed this 27th day of February, 2006.

LANDLORD:

FERRARI PARTNERS, L.P.,
a Georgia limited partnership

By:	FERRARI MANAGEMENT COMPANY, LLC,
a Georgia limited liability company, General Partner

By: /s/ Chad M. Ferrari
Chad M. Ferrari, Partner

TENANT:

COUNTRY MUSIC TELEVISION, INC.,
a Tennessee corporation

By: /s/ Timothy Stevenson
Timothy Stevenson, Vice President – Real Estate